As filed with the Securities and Exchange Commission on December 19, 2017

Registration No. 333-221825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USELL.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	98-0412432
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

171 Madison Avenue, 17th Floor

New York, New York 10016

(212) 213-6805

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nikhil Raman

171 Madison Avenue, 17th Floor

New York, New York 10016

(212) 213-6805

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Harris, Esq.
Brian S. Bernstein, Esq.
Nason, Yeager, Gerson, White & Lioce, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 686-3307

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 19, 2017

USELL.COM, INC.

PROSPECTUS

7,880,000 Shares of Common Stock

This prospectus relates to the sale of up to 7,880,000 shares of usell.com, Inc. common stock which may be offered by the selling shareholders identified in this prospectus.

We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders named on page 35.

Our common stock trades on the OTC Markets under the symbol “USEL”. As of the last trading day before the date of this prospectus, the closing price of our common stock was $0.42 per share.

The common stock offered in this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying shares of our common stock.

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2017

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You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  You should read the entire prospectus carefully including the section entitled “Risk Factors” before making an investment decision.  uSell.com, Inc. is referred to throughout this prospectus as “uSell,” “we,” “our” or “us.”

Our Company

uSell.com, Inc., through its wholly-owned subsidiaries (collectively, “uSell,” or the “Company”), is a large market maker of used smartphones. uSell acquires products from both individual sellers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular, LLC (“We Sell Cellular”). The Company maximizes the value of these devices by reclassifying them, adding value to them, and moving them throughout the world to those who want them most. In order to serve its global and highly diverse customer base, uSell leverages both a traditional sales force and an online marketplace where professional buyers of used smartphones can buy inventory on-demand. Through participation on uSell’s online platform and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk.

Corporate Information

Our corporate headquarters are located at 171 Madison Avenue, 17th Floor, New York, New York 10016 and our phone number is (212) 213-6805. Our website can be found at www.usell.com. The information on, or that can be accessed through, our website is not incorporated in this prospectus.

THE OFFERING

Common stock outstanding prior to the offering:	28,286,999 shares

Common stock offered by the selling shareholders:	7,880,000 shares of common stock, all of which are outstanding as of the date of this prospectus

Common stock outstanding immediately following the offering:	28,286,999 shares

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. See “Use of Proceeds” on page 10.

Stock Symbol:	OTCQB: USEL

Risk Factors:	See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding prior to and after this offering excludes:

•	a total of 482,000 shares of common stock issuable upon the exercise of outstanding stock options;

•	a total of 493,020 shares of common stock reserved for future issuance under outstanding restricted stock units; and

•	a total of 797,083 shares of common stock issuable upon the exercise of warrants.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	Three Months Ended September 30, 2017 (Unaudited)	Three Months Ended September 30, 2016 (Unaudited)	Nine Months Ended September 30, 2017 (Unaudited)	Nine Months Ended September 30, 2016 (Unaudited)	Year Ended December 31, 2016	Year Ended December 31, 2015
Revenue	$28,872,702	$24,817,307	$81,141,673	$73,098,642	$94,656,735	$27,093,928

Gross profit	$1,557,792	$2,067,306	$5,278,244	$4,779,325	$5,821,823	$3,544,830

Net loss	$(625,030)	$(411,479)	$(2,519,778)	$(2,534,732)	$(3,711,738)	$(2,632,375)

Net loss per common share – basic and diluted	$(0.03)	$(0.02)	$(0.13)	$(0.13)	$(0.19)	$(0.27)

Weighted average common shares outstanding (basic and diluted)	20,150,640	20,123,042	20,143,783	19,995,689	20,029,701	9,687,951

Balance Sheet Data

	September 30, 2017 (Unaudited)	December 31, 2016	December 31, 2015
Cash and cash equivalents	$477,610	$1,657,422	$1,047,786

Working capital	$6,200,532	$5,770,420	$5,597,143

Total assets	$24,786,711	$25,497,630	$24,318,660

Total current liabilities	$5,866,988	$6,303,477	$4,112,053

Accumulated deficit	$(60,906,506)	$(58,386,728)	$(54,674,990)

Total shareholders’ equity	$10,559,724	$12,705,167	$13,989,564

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following Risk Factors before deciding whether to purchase or sell securities of uSell. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected.  In such case, the value and marketability of the common stock could decline.

Risks Relating to Our Business

If our working relationship with our new lender is not successful, we will lack the capital to sustain and grow our business and our future results of operations and financial condition will be adversely affected.

In January 2017, we entered into a Note Purchase Agreement (the “2017 NPA”) with a new lender to whom we issued a secured term note in the principal amount of approximately $8.6 million (the “2017 Note”) and who acts as the Manager of the Special Purpose Entity (the “SPE”). See page 22 for a description of this 2017 and the SPE. As long as our working relationship with this entity is positive, we believe that we have sufficient capital to operate our business as we did in 2016 and grow it through the SPE. In fact, we have entered into two amendments to the Note Purchase Agreement. However, if we encounter issues working with this new lender, it could adversely affect our results of operations and future financial condition. In that event, we would have to refinance our loan and possible issue equity and/or debt securities.

If we fail to meet the covenants under the 2017 Note, we may sustain material adverse consequences including the possibility of the lender declaring a default.

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As is customary with institutional loan agreements, our loan agreement requires us to meet future a number of financial covenants. If we fail to comply with any of these covenants, we may sustain a number of material adverse consequences including:

•	we may incur interest penalties; and
•	the lender may declare a default and accelerate the repayment of the 2017 Note

If any of these events were to occur, your investment may be lost.

Although we are responsible for all of the costs of the SPE, we may incur material losses if it is not profitable and we do not receive material distributions.

Under the terms of the operative documents relating to the SPE, we are responsible for all costs other than acquisition of inventory and certain other expenses for which we are reimbursed. Although we have a profits interest in the SPE, we are incurring material costs and may never receive distributions of profits at all or if we do sufficient to cover our costs including personnel costs.

If we pay too much or do not offer a sufficient amount to our suppliers for phones, our revenues will be adversely affected.

In 2015, we acquired We Sell Cellular which primarily engages in the wholesale acquisition and resale of smartphones and related devices from carriers and big box stores. The We Sell Cellular business is reliant on its ability to purchase phones at low prices which result in profitability on liquidation. Conversely, if the prices that We Sell Cellular offers suppliers for the phones are too low, than we will be unsuccessful at obtaining the phones and our revenues will be adversely affected.

Because we acquired 72% of our phones in 2016 from one supplier, if this supplier reduces its sales to us, it may adversely affect our results of operations.

We Sell Cellular’s business has been characterized by a high degree of supplier concentration. In 2016 and 2015, We Sell Cellular purchased approximately 72% and 94%, respectively, of its inventory from one supplier. We have decreased this concentration to 57% for the nine months ended September 30, 2017. Unless we were to find new large suppliers or continue to decrease this concentration, the relationship with this supplier is vital to the continued success of We Sell Cellular. Although this supplier continues to sell We Sell Cellular phones in large quantities, we cannot assure you that the supplier will continue to provide us with phones at a cost effective rate for any reason. In the event that our relationship with this supplier was terminated or the number of phones supplied to We Sell Cellular from this supplier were reduced, our revenues and profitability would be adversely affected.

If we cannot manage our growth effectively, we may not become profitable.

Businesses which grow rapidly often have difficulty managing their growth. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money, and your investment could be lost.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers including Nikhil Raman, uSell’s Chief Executive Officer, Brian Tepfer, an Executive Vice President of uSell and We Sell Cellular’s Chief Executive Officer and Scott Tepfer, an Executive Vice President of uSell and We Sell Cellular’s President, each of whom may be difficult to replace. The loss of the services of any of these officers and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Because we rely on the continuing rapid pace of technological development in the smartphone and tablet industries, if innovation in these industries were to decrease or providers were to extend the upgrade cycles on phones, our future results of operation will be adversely affected.

We believe that one of the driving factors for the potential success of our business is the continued improvements and developments in the smartphone industry as well as the continued reduction in the amount of time consumers have to wait to upgrade their phones with no penalties. Because consumers have in the past expressed a continual need to have the latest generation phones and iPads or other tablets, the opportunity for liquidating these huge quantities of depreciating assets in a profitable yet efficient manner is very promising. If innovation in smartphone or tablet device technology were to level off, the upgrade cycles were to be extended or there were fewer new phone launches, the purchase of new phones and tablets could be diminished, reducing the demand for used electronics and consequently the wholesale market for them. In such an event, our results of operations would suffer and we may not be able to continue operations.

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Because we rely on information technology to operate our businesses and maintain our competitiveness, any failure to adapt to technological developments or industry trends could harm our business.

We depend upon the use of sophisticated information technology, including software. As our operations grow in both size and scope, we must continuously improve and upgrade our systems including our hardware and infrastructure to offer our enhanced products, services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure. Our future success also depends on our ability to adapt our services and infrastructure to meet rapidly evolving industry standards while continuing to improve the performance, features and reliability of our service in response to competitive service and product offerings and the changing demands of the marketplace. In particular, expanding our systems and infrastructure to meet any potential increases in business volume will require us to commit additional financial, operational and technical resources before those increases materialize, with no assurance that they actually will. Furthermore, our use of this technology could be challenged by claims that we have infringed upon the patents, copyrights or other intellectual property rights of others.

In addition, we may not be able to maintain our existing systems, obtain new technologies and systems, or replace or introduce new technologies and systems as quickly as our competitors or in a cost-effective manner. Also, we may fail to achieve the benefits anticipated or required from any new technology or system, or we may be unable to devote financial resources to new technologies and systems in the future.

If we experience system interruptions, it may cause us to lose customers and may harm our business.

Our inability to maintain and improve our information technology systems and infrastructure may result in system interruptions. System interruptions and slow delivery times, unreliable service levels, prolonged or frequent service outages, or insufficient capacity may prevent us from efficiently providing services to the buyers and/or customers on our website, which could result in our losing customers and revenue

We lease space for our data center and rely on a co-location partner for power, security, connectivity and other services. We also rely on third party providers for bandwidth and content delivery. We do not control these vendors and it would take significant time and effort to replace them. We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Our systems are vulnerable to damage or interruption from terrorist attacks, floods, fires, power loss, telecommunications failures, hurricanes, computer viruses, computer denial of service attacks or other attempts to harm our systems. If the site is unavailable when customers attempt to access it or access is slower than a customer expects, customers may stop visiting our site and become less likely to return, if at all. We expect to continue to make significant investments in our technology infrastructure to maintain and improve all aspects of user experience and site performance. To the extent that our disaster recovery systems are not adequate, or we do not effectively address capacity constraints, upgrade our systems, and continually develop our technology and network architecture to accommodate increasing traffic, our business and operating results may suffer.

Our software is highly technical and undetected errors, if any, could adversely affect our business.

Our service incorporates software that is highly technical and complex. Our software has contained, and may now or in the future contain, undetected errors, bugs, flaws, corrupted data or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Any errors, bugs, flaws or corrupted data could result in damage to our reputation, loss of users, or loss of revenue, any of which could adversely affect our business and financial results.

Because our networks and IT systems may be vulnerable to unauthorized persons hacking our systems, it could disrupt our operations and result in the theft of our proprietary information.

A party who is able to breach the security measures on our networks could misappropriate either our proprietary information or the personal information provided by participants on our website, or cause interruptions or malfunctions in our operations. Hacking of websites is a growing problem. If we grow and obtain more visibility, we may be more vulnerable to hacking. Although we have insurance to cover losses in the event we are hacked, our coverage may be less than our losses. We may be required to expend significant capital and other resources to protect against such threats or to alleviate problems caused by breaches in security, which could have a material adverse effect on our financial performance and operating results.

Our business is subject to a variety of U.S. and other laws, rules and regulations that could subject us to claims or otherwise harm our business.

Government regulation of the Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations. We are subject to a variety of laws in the U.S. and elsewhere that affect advertising, that are costly with which to comply, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies.  In addition, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and elsewhere.  Claims can be brought under both U.S. and foreign law for defamation and other tort claims, unlawful activity, copyright, and trademark infringement.

The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.  The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, the European Union and many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We must comply with the Federal Trade Commission’s unfair trade practices rules and state consumer protection laws including “little” unfair trade practice rules.  Any failure on our part to comply with these laws, rules and regulations may subject us to additional liabilities.

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As Internet commerce develops, federal, state and foreign governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely.  Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses.

If there is new tax treatment of companies engaged in Internet commerce, it could adversely affect the commercial use of our services and our financial results.

Due to the global nature of the Internet, it is possible that governments might attempt to tax our activities. New or revised tax regulations may subject us to additional sales, income and other taxes.  New York State, for example, taxes online sales. Recently there has been movement toward Congress permitting states and localities to impose sale taxes on online purchases. Recently, the United States Senate passed legislation to permit taxation of Internet sales but it stalled in the House of Representatives. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the Internet. New or revised taxes and especially sales taxes would likely increase the cost of doing business online, and increase the cost of doing business over the Internet. Any of these events will increase our costs and adversely affect our business and results of operations.

If a third party asserts that we are infringing on its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The Internet industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. A party may assert patent and other intellectual property infringement litigation against us claiming our platform infringes on its patents or otherwise violates its intellectual property rights.  Any lawsuit, whether or not successful, could:

•	Divert management’s attention;
•	Result in prohibitive costs;
•	Require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, agreements with third parties require us to indemnify them for intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a claimant successfully asserts a claim that our services infringe their proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable, or at all.

If we cannot protect our intellectual property rights, we may be unable to compete with competitors developing similar technologies.

We regard the protection of our trade secrets and other intellectual property rights as critical to our success. A substantial amount of our processes and technologies is protected by trade secret laws. In order to protect these technologies and processes, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we currently, or in the future, operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our platform by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

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Risks Related to Our Common Stock

Because the market for our common stock is limited, persons who purchase our common stock may not be able to resell their shares at or above the purchase price paid for them.

Our common stock trades on the OTCQB, which is not a liquid market. There is currently only a limited public market for our common stock. We cannot assure you that an active public market for our common stock will develop or be sustained in the future. If an active market for our common stock does not develop there may be a substantial decrease in the price of our common stock.

Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

•	Our failure to increase revenue in each succeeding quarter;
•	Our failure to achieve and maintain profitability;
•	Our failure to meet our revenue and earnings guidance or our failure to meet financial analysts’ performance expectations;
•	The loss of a number of suppliers (see risk factor on page 5) or our failure to attract more suppliers;
•	The loss of a number of buyers or our failure to attract more buyers;
•	The sale of a large amount of common stock by our shareholders;
•	Our announcement of a pending or completed acquisition or our failure to complete a proposed acquisition;
•	An adverse court ruling or regulatory action;
•	Changes in market valuations of similar companies;
•	Short selling activities;
•	Our announcement of any financing which is dilutive to our shareholders;
•	Our announcement of a change in the direction of our business; or
•	Announcements by us, or our competitors, of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted.  A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Because we may not be able to attract the attention of major brokerage firms, it could have a material impact upon the price of our common stock.

It is not likely that securities analysts of major brokerage firms will provide research coverage for our common stock since there is little incentive to brokerage firms to recommend the purchase of our common stock.  The absence of such coverage limits the likelihood that an active market will develop for our common stock.  It may also make it more difficult for us to attract new investors at times when we acquire additional capital.

If we become subject to a regulatory investigation, it could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

From time to time, we may receive inquiries from regulators regarding our compliance with laws and other matters. Responding to or defending other such actions would cause us to incur substantial expenses and divert our management’s attention. If we are unsuccessful, we may have to change our policies or practices. Any such change or defense of a regulatory investigation or action could reduce our future revenues and increase our costs and adversely affect our future operating results.

Violation of existing or future regulatory orders or consent decrees could subject us to substantial monetary fines and other penalties that could negatively affect our financial condition and results of operations. In addition, it is possible that future orders issued by, or enforcement actions initiated by, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

Because our executive officers and directors beneficially own a significant amount of our common stock, it is likely that they may continue to be able to exert significant control over matters which require shareholder approval including election of directors and the future sale of our business.

As of December 15, 2017, our executive officers and directors beneficially owned approximately 32% of our outstanding common stock. Therefore, these shareholders will have the ability to influence us through this ownership position. These shareholders may be able to determine all matters requiring shareholder approval and, acting together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock you may believe are in your best interest as one of our shareholders.

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We do not expect to pay dividends in the future, which means that investors may not be able to realize the value of their shares except through a sale.

We have never, and do not anticipate that we will, declare or pay a cash dividend. Without the lenders agent’s consent, we are precluded from declaring or paying out dividends under the 2017 NPA. We expect to retain future earnings, if any, for our business and do not anticipate paying dividends on common stock at any time in the foreseeable future. Because we do not anticipate paying dividends in the future, the only opportunity for our shareholders to realize the creation of value in our common stock will likely be through a sale of those shares.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements including liquidity and capital expenditures.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance.  New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

The shares of common stock to be sold by the selling shareholders are issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

PRIVATE PLACEMENTS

In November 2017, we raised $3,940,000 from the sale of 7,880,000 shares of common stock at $0.50 per share in a private placement offering to 14 accredited investors, including a large shareholder and uSell’s Chief Executive Officer. We used, or are using, the proceeds from the private placements for general corporate purposes, including working capital as well as to maintain a $310,000 reserve account as required under the 2017 NPA.

This prospectus covers the offer and sale of the common stock issued in the November offering.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling shareholders.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2017.  The table should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus:

As of September 30, 2017

Cash and cash equivalents	$477,610
Restricted cash	3,440,837

Debt:
Due to related party	48,991
Promissory note payable	8,310,148

Stockholders’ equity:
Common stock; $0.0001 par value; 43,333,333 shares authorized; 20,154,999 shares issued and outstanding	2,015
Additional paid-in capital	71,464,215
Accumulated deficit	(60,906,506)
Total Stockholders’ equity	$10,559,724

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MARKET FOR COMMON STOCK

Our common stock is quoted on the OTC Markets (OTCQB) under the symbol “USEL.” As of December 18, 2017, the last reported sale price of our common stock as reported by the OTC Markets was $0.42 per share. As of that date, there were approximately 130 shareholders of record. This number does not include beneficial owners whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.

The following table provides the high and low bid price information for our common stock for the periods indicated which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Year	Quarter Ended	Stock Price
		High	Low
		($)	($)
2017	September 30	0.80	0.26
	June 30	0.85	0.60
	March 31	0.88	0.44

2016	December 31	0.98	0.43
	September1	1.20	0.60
	June 30	1.15	0.62
	March 31	1.25	0.80

2015	December 31	2.00	0.72

Dividend Policy

We have not paid any cash dividends on our common stock and do not plan to pay any such dividends in the foreseeable future. We currently intend to use all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

We unable to declare or pay any dividends, without the prior consent of the lender under the 2017 NPA.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors” in this prospectus.

Overview

uSell.com, Inc. is a large market maker of used smartphones. uSell acquires products from both individual sellers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular. The Company maximizes the value of these devices by reclassifying them, adding value to them, and moving them throughout the world to those who want them most. In order to serve its global and highly diverse customer base, uSell leverages both a traditional sales force and an online marketplace where professional buyers of used smartphones can buy inventory on-demand. Through participation on uSell’s online platform and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk.

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Device Acquisition

uSell has two primary means of sourcing devices to satisfy demand from its global base of customers. The first source is through its wholly-owned subsidiary, We Sell Cellular, which was acquired in the fourth quarter of 2015. We Sell Cellular is among a handful of top tier wholesalers whose primary business is to buy used smartphones that have been traded in with the major carriers and the big box retailers, fully inspect and grade these devices, and then sell these devices wholesale and retail through its highly experienced sales force. We Sell Cellular is one of a select group of wholesalers that has qualified for R2 certification, the industry standard for both data destruction and environmental protection.

uSell’s second method of sourcing devices is through its website, uSell.com, where individual sellers can find cash offers for their items based on the make, model, and condition of each item. Upon accepting an offer, sellers can ship their devices for free using either a prepaid shipping kit or shipping label, and then track the progress of their orders online from initiation to final payment of their devices. Since the acquisition of We Sell Cellular, only a small percentage of our devices have been sourced in this manner versus through wholesale channels.

Device Disposition

We sell devices through three primary means:

●	Utilizing our proprietary marketplace bidding platforms where buyers can source devices on demand
●	Employing our highly experienced sales force to sell devices to its global client base
●	Leveraging third party eCommerce platforms such as eBay and Amazon

While a minority of our product is sold directly to consumers via third party eCommerce platforms, the majority of our sales are to professional buyers. These buyers include brick and mortar retailers, online retailers, large and small wholesalers, small repair shops, large refurbishing providers, and insurance companies. Approximately two-thirds of our customer base is in the United States, with the balance abroad. We are able to provide all of our buyers with a low risk, cost-efficient way to acquire inventory. Through participation on uSell’s online marketplace or through interaction with our salesforce, our buyers gain access to the high volume of devices that we acquire through both wholesale and retail means, without taking on the risk and investment involved in marketing directly to consumers or purchasing directly from carriers, big box retailers, and manufacturers.

Revenue Model

We generate revenue by either taking possession of devices and selling these devices for a premium (“Principal Device Revenue”) or by facilitating transactions between buyers and sellers and collecting a commission (“Agent Commission Revenue”). The bulk of our revenue is from Principal Device Revenue.

Business derived from our uSell.com website utilizes an Agent Commission Revenue model, whereby we do not take possession of the devices that are sold to us by sellers, but rather facilitate transactions between these consumers and our network of professional buyers. Historically, some of the devices we acquired through our usell.com website utilized our Managed by uSell service, whereby we partnered with a third party logistics company to inspect and process devices before passing them along to buyers offering the highest prices for each device. Through this approach, we took possession of devices for a brief period of time before they were passed on to the ultimate buyer. However, by the end of 2016, we shut down our Managed by uSell service and shifted all of our business from uSell.com to the Agent Commission Revenue model.

Devices sourced wholesale through our subsidiary, We Sell Cellular, are all bought and sold using the Principal Device Revenue model. Given that our wholesale sourcing channel is substantially larger than our retail sourcing channel, the vast majority of our business is characterized by the Principal Device Revenue approach.

Critical Accounting Policies

In response to financial reporting release FR-60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, from the Securities and Exchange Commission (“SEC”), we have selected our more subjective accounting estimation processes for purposes of explaining the methodology used in calculating the estimate, in addition to the inherent uncertainties pertaining to the estimate and the possible effects on the our financial condition. The accounting estimates are discussed below and involve certain assumptions that if incorrect could have a material adverse impact on our results of operations and financial condition.

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Capitalized Technology Costs

In accordance with Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software, we capitalize certain external and internal computer software costs incurred during the application development stage. The application development stage generally includes software design and configuration, coding, testing and installation activities. Training and maintenance costs are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized technology costs are amortized over the estimated useful lives of the software assets on a straight-line basis, generally not exceeding three years.

Business Combinations

ASC 805, Business Combinations (“ASC 805”), applies the acquisition method of accounting for business combinations to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. ASC 805 establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Accounting for acquisitions requires us to recognize, separately from goodwill, the assets acquired and the liabilities assumed at their acquisition-date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition-date fair values of the assets acquired and the liabilities assumed. While we use our best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, the estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of comprehensive loss.

Goodwill and Intangible Assets

We account for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill and other intangibles with indefinite lives should be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

We assess goodwill for impairment, as described in Note 2, “Summary of Significant Accounting Policies – Goodwill and Intangible Assets,” in the Notes to Consolidated Financial Statements, on an annual basis or more often if deemed necessary. At December 31, 2016, goodwill totaled $8,449,000. To determine whether goodwill impairment indicators exist, we are required to assess the fair value of the reporting unit and compare it to the carrying value. A reporting unit is a component of an operating segment for which discrete financial information is available and management regularly reviews its operating performance. In evaluating goodwill for impairment, we have the option to first assess qualitative factors to determine whether further impairment testing is necessary.

Our annual impairment test performed as of December 31, 2016, did not result in any impairment of goodwill. We performed quantitative tests consistent with our policy of periodically updating our reporting unit’s fair value. Based on our quantitative analyses, we determined there was no impairment.

Intangible assets represent customer relationships and trade names/trademarks related to We Sell Cellular. Finite lived assets are amortized on a straight-line basis over the estimated useful lives of the assets. Indefinite lived intangible assets are not amortized, but instead are subject to impairment evaluation.

We periodically review the carrying values of our intangible assets and other long-lived assets when events or changes in circumstances indicate that it is more likely than not that their carrying values may exceed their fair values, and record an impairment charge when considered necessary. When circumstances indicate that an impairment of value may have occurred, we test such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying amount of the asset over its estimated fair value, is recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

Revenue Recognition

Revenue is recognized when all of the following conditions exist: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured.

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Principal Device Revenue

Through our We Sell Cellular subsidiary, we generate revenue from the sales of our cellular telephones and related equipment and recognize revenue “FOB shipping point” on such sales. Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer when the products leave our warehouse. Payment terms generally require payment once an order is placed. We allow customers to return product within 30 days of shipment if the product is defective. Allowances for product returns are recorded as a reduction of sales at the time revenue is recognized based on historical data.

Under our “Managed by uSell” service on uSell.com, we partnered with a third party logistics company to inspect, wipe and process devices before passing them along to buyers. Under this model, title to a device passes to uSell upon issuance of payment to the seller, which is generally within one to two days from the receipt of the device at the third party warehouse. Title to a device is then transferred to the buyer upon shipment to the buyer.

Agent Commission Revenue

In certain cases, sellers on our uSell.com website are shown a larger list of offers directly from third party buyers interested in purchasing their devices. These offers are shown instead of or in addition to the “Managed by uSell” offer. If a seller chooses one of these offers, the seller will ship their device directly to the buyer, rather than to our third party warehouse. The buyer is then responsible for testing the device, servicing the customer, and ultimately paying the seller for the device or returning it. We charge a commission to our buyers only when the seller sends in a device and is successfully paid for it. As such, we recognize Agent Commission Revenue upon payment to the seller.

Fulfillment Revenue

We offer fulfillment services on behalf of our buyers for the items sold using the Agent Commission Revenue approach outlined above. We act as the agent in these fulfillment services transactions, passing orders booked by our buyers to our third party fulfillment vendor, who then assembles the kits and mails them directly to the sellers. We earn a standard fee from our buyers and recognize revenue upon shipment of the kits to the sellers. We evaluated the presentation of revenue on a gross versus net basis and determined that since we perform as an agent without assuming the risks and rewards of ownership of the goods, revenue should be reported on a net basis.

Advertising Revenue

Advertising revenues primarily come from payments for text-based sponsored links and display advertisements. Generally, our advertisers pay us on a cost per click, or CPC basis, which means advertisers pay us only when someone clicks on one of their advertisements, or on a cost per thousand impression basis, or CPM. Paying on a CPM basis means that advertisers pay us based on the number of times their advertisements appear on our websites or mobile applications. Advertising revenue is recognized as income when the advertising services are rendered.

Share-Based Payment Arrangements

We account for stock options in accordance with Accounting Standards Codification (“ASC”) 718: Compensation - Stock Compensation. ASC 718 requires generally that all equity awards be accounted for at their “fair value.” This fair value is measured on the grant date for stock-settled awards, and at subsequent exercise or settlement for cash-settled awards. Fair value is equal to the underlying value of the stock for “full-value” awards such as restricted stock and performance shares, and estimated using an option-pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from our initial estimates: previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited. The expense resulting from share-based payments is recorded in general and administrative expense.

Subsequent modifications to outstanding awards result in incremental cost if the fair value is increased as a result of the modification. Thus, a value-for-value stock option repricing or exchange of awards in conjunction with an equity restructuring does not result in additional compensation cost.

Results of Operations

2017 Financial Highlights

Key financial metrics are as follows:

●	Revenues increased by $4,056,000, or 16%, to $28,873,000 for the three months ended September 30, 2017, from $24,817,000 for the three months ended September 30, 2016

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●	Revenues increased by $8,043,000, or 11%, to $81,142,000 for the nine months ended September 30, 2017, from $73,099,000 for the nine months ended September 30, 2016
●	Operating loss for the three months ended September 30, 2017 was $288,000, compared to $7,000 for the three months ended September 30, 2016, a change of $281,000
●	Operating loss for the nine months ended September 30, 2017 was $546,000, compared to $1,075,000 for the nine months ended September 30, 2016, an improvement of $529,000, or 49%
●	Net loss for the three months ended September 30, 2017 was $625,000, compared to $412,000 for the three months ended September 30, 2016
●	Net loss for the nine months ended September 30, 2017 was $2,520,000, compared to $2,535,000 for the nine months ended September 30, 2016
●	Adjusted EBITDA, a non-GAAP financial measure, was $203,000 for the three months ended September 30, 2017, compared to $590,000 for the three months ended September 30, 2016. See “Non-GAAP Financial Measure - Adjusted EBITDA” below.
●	Adjusted EBITDA was $909,000 for the nine months ended September 30, 2017, compared to $793,000 for the nine months ended September 30, 2016. See “Non-GAAP Financial Measure - Adjusted EBITDA” below.

Technology and operational processes continue to play a key role in limiting the growth of our fixed costs while increasing capacity, sales velocity, and average selling prices. We continue to invest in our online platform and have steadily transitioned more of our customer interactions online. Beginning in the fourth quarter, a subset of our customers will have the ability to purchase directly through an online portal, rather than by speaking to a sales representative. This new platform, in addition to our online auction platform, will enable us to drive the bulk of our customers online in the coming quarters.

We continue to invest resources in optimizing the processes and technology needed to test and grade devices in our warehouse, with the aim of increasing capacity and decreasing processing lead time, while providing device level traceability to our suppliers. We believe that these investments are important to make for two reasons: 1) they differentiate us from competitors of similar scale that are looking to purchase from our suppliers, and 2) we expect the iPhone X launch to drive substantial trade in volume over the next six months. By adding more value than our competitors and becoming the partner of choice to our suppliers, we believe that we will greatly benefit from industry trends as trade-in continues to increase in importance throughout the mobile ecosystem.

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On the supply side, we continue our supplier diversification initiatives, with our largest supplier’s share of purchases representing just 57% for the nine months ended September 30, 2017, down from 81% during the same period in 2016. We view supplier diversification, as well as expanding our relationships with existing suppliers, as long term initiatives, and are optimistic about our prospects over the next year.

Comparison of the Three and Nine Months Ended September 30, 2017 to the Three and Nine Months Ended September 30, 2016

The following tables set forth, for the periods indicated, results of operations information from our unaudited interim condensed consolidated financial statements:

	Three Months Ended September 30,		Change	Change
	2017	2016	(Dollars)	(Percentage)
Revenue	$28,873,000	$24,817,000	$4,056,000	16%
Cost of Revenue	27,315,000	22,750,000	4,565,000	20%
Gross Profit	1,558,000	2,067,000	(509,000)	(25)%
Operating Expenses:
Sales and Marketing	533,000	469,000	64,000	14%
General and Administrative	1,313,000	1,605,000	(292,000)	(18)%
Total Operating Expenses	1,846,000	2,074,000	(228,000)	(11)%
Operating Loss	(288,000)	(7,000)	(281,000)	4,014%
Other Expense, Net	(337,000)	(405,000)	68,000	(17)%
Net Loss	$(625,000)	$(412,000)	$(213,000)	52%

	Nine Months Ended September 30,		Change	Change
	2017	2016	(Dollars)	(Percentage)
Revenue	$81,142,000	$73,099,000	$8,043,000	11%
Cost of Revenue	75,863,000	68,319,000	7,544,000	11%
Gross Profit	5,279,000	4,780,000	499,000	10%
Operating Expenses:
Sales and Marketing	1,618,000	1,260,000	358,000	28%
General and Administrative	4,207,000	4,595,000	(388,000)	(8)%
Total Operating Expenses	5,825,000	5,855,000	(30,000)	(1)%
Operating Loss	(546,000)	(1,075,000)	529,000	(49)%
Other Expense, Net	(1,973,000)	(1,460,000)	(513,000)	35%
Net Loss	$(2,519,000)	$(2,535,000)	$16,000	(1)%

Revenue by Type

The following table breaks down our revenue by type:

	Three Months Ended September 30,
	2017		2016
Principal Device Revenue	$28,730,000	100%	$24,721,000	100%
Agent Commission Revenue	140,000	0%	75,000	0%
Other	3,000	0%	21,000	0%
	$28,873,000	100%	$24,817,000	100%

	Nine Months Ended September 30,
	2017		2016
Principal Device Revenue	$80,653,000	99%	$72,923,000	100%
Agent Commission Revenue	471,000	1%	106,000	0%
Other	18,000	0%	70,000	0%
	$81,142,000	100%	$73,099,000	100%

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Principal Device Revenue increased by $4,009,000, or 16%, from $24,721,000 for the three months ended September 30, 2016 to $28,730,000 for the three months ended September 30, 2017. Principal Device Revenue increased by $7,730,000, or 11%, from $72,923,000 for the nine months ended September 30, 2016 to $80,653,000 for the nine months ended September 30, 2017. The increase in our Principal Device revenue was due to our ability to source more devices from our expanded network of suppliers.

Agent Commission Revenue increased by $65,000, or 87%, from $75,000 for the three months ended September 30, 2016 to $140,000 for the three months ended September 30, 2017. Agent Commission Revenue increased by $365,000, or 344%, from $106,000 for the nine months ended September 30, 2016 to $471,000 for the nine months ended September 30, 2017. The increase in Agent Commission Revenue was due to our decision to shut down our Managed by uSell service at the end of 2016 and no longer take possession of devices sent in through our uSell.com website. Payments for devices sent in through uSell.com are now made directly from buyers to sellers, and we only recognize a commission on these transactions.

Due to the fact that devices sourced through We Sell Cellular are bought and sold using the Principal Device Revenue model, we anticipate that the percentage of the Agent Commission Revenue will remain minimal for the foreseeable future, as we continue to increase the volume that we purchase through wholesale channels.

Cost of Revenue

Cost of revenue increased by $4,565,000, or 20% from $22,750,000 for the three months ended September 30, 2016 to $27,315,000 for the three months ended September 30, 2017. Cost of revenue increased by $7,544,000, or 11% from $68,319,000 for the nine months ended September 30, 2016 to $75,863,000 for the nine months ended September 30, 2017. As noted above, our revenue for these periods increased by 16% and 11%, respectively, which caused a corresponding increase in our cost of revenue. Cost of revenues for the three months ended September 30, 2017 did not include a provision for slow-moving and obsolete inventory, compared to $384,000 for the three months ended September 30, 2016. Cost of revenues for the nine months ended September 30, 2017 did not include a provision of $0 for slow-moving and obsolete inventory, compared to $563,000 for the nine months ended September, 2016.

Gross profit decreased to 5.4% for the three months ended September 30, 2017, compared to 8.3% for the three months ended September 30, 2016. Our margins decreased as a result of industry conditions, dictated by supply and demand. Gross profit remained the same at 6.5% for the nine months ended September 30, 2017 and 2016.

Sales and Marketing Expenses

Sales and marketing expense increased $64,000, or 14%, from $469,000 during the three months ended September 30, 2016 to $533,000 during the three months ended September 30, 2017. Sales and marketing expense increased $358,000, or 28%, from $1,260,000 during the nine months ended September 30, 2016 to $1,618,000 during the nine months ended September 30, 2017. The increase is primarily attributable to the higher fees paid as a result of the increased eBay sales during the three and nine months ended September 30, 2017, compared to the three and nine months ended September 30, 2016. With the We Sell Cellular acquisition and our newfound ability to source devices directly from the carriers, retailers, and manufacturers, our primary sales and marketing expenses have shifted from consumer marketing to paying out sales commissions and selling fees. Because the vast majority of our sales and marketing expenses are now paid to third party selling platforms, such as eBay and Amazon, any increases or decreases in these expenses are directly tied to sales for the period.

General and Administrative Expenses

General and administrative expenses include professional fees for technology, legal and accounting services as well as consulting and internal personnel costs for our back office support functions. General and administrative expenses are impacted by non-cash compensation expense pertaining to stock grants and option grants for services. Non-cash compensation expense amounted to $132,000 and $92,000 for the three months ended September 30, 2017 and 2016, respectively, and $374,000 and $364,000 for the nine months ended September 30, 2017 and 2016, respectively.

Excluding non-cash compensation expense, general and administrative expenses for the three months ended September 30, 2017 decreased by $332,000, or 22%, compared to the three months ended September 30, 2016. Excluding non-cash compensation expense, general and administrative expenses for the nine months ended September 30, 2017 decreased by $398,000, or 9%, compared to the three months ended September 30, 2016. The decrease is mainly the result of the decrease in amortization expense resulting from the full amortization of certain intangible assets acquired in connection with the We Sell Cellular acquisition. In addition, general and administrative expenses for the three and nine months ended September 30, 2016 include a loss on the disposal of assets in the amount of $112,000, for which such amount is not included in the three and nine months ended September 30, 2017.

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Other Income (Expense)

Other expense during the three months ended September 30, 2017 is comprised of ($337,000) of interest expense consisting primarily of the contractual interest expense and amortization of debt issue costs on the 2017 NPA.

Other expense during the three months ended September 30, 2016 is mainly comprised of ($405,000) of interest expense primarily attributable to the BAM Note Purchase Agreement entered into in October 2015 (“BAM Facility”).

Other expense during the nine months ended September 30, 2017 is comprised of ($1,973,000) of interest expense consisting primarily of $996,000 attributable to the amortization of the remaining debt issue costs on the terminated BAM Facility, as well as the contractual interest expense and amortization of debt issue costs on the BAM Facility.

Other expense during the nine months ended September 30, 2016 is mainly comprised of ($1,090,000) of interest expense primarily attributable to the BAM Facility and ($370,000) of derivative expense related to the change in the fair value of the placement rights derivative liability. The placement rights were waived in July 2016 and, accordingly, the derivative liability was eliminated.

Special Purpose Entity

Expense reimbursements for the three months ended September 30, 2017 amounted to $139,000, of which $100,000 was recorded in cost of revenues and $39,000 was recorded in sales and marketing. Expense reimbursements for the nine months ended September 30, 2017 amounted to $402,000, of which $261,000 was recorded in cost of revenues and $141,000 was recorded in sales and marketing. There were no profit distributions made to the Company from the SPE during the three and nine months ended September 30, 2017.

Non-GAAP Financial Measure - Adjusted EBITDA

We make reference to “Adjusted EBITDA”, which is a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP.

This non-GAAP measure is not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. This measure should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below. The Company defines Adjusted EBITDA as earnings or (loss) from continuing operations before the items noted in the table below.

Management believes Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

The following table presents Adjusted EBITDA, a non-GAAP financial measure, and provides a reconciliation of Adjusted EBITDA to the directly comparable GAAP measure reported in the Company’s consolidated financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(625,000)	$(412,000)	$(2,520,000)	$(2,535,000)
Stock-based compensation expense	132,000	92,000	374,000	364,000
Depreciation and amortization	359,000	505,000	1,082,000	1,504,000
Interest expense	337,000	405,000	1,973,000	1,090,000
Change in fair value of derivative liability	—	—	—	370,000
Adjusted EBITDA	$203,000	$590,000	$909,000	$793,000

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Comparison of the Year Ended December 31, 2016 to the Year Ended December 31, 2015

The following tables set forth, for the periods indicated, results of operations information from our consolidated financial statements:

	Year Ended December 31,		Change	Change
	2016	2015	(Dollars)	(Percentage)
Revenue	$94,657,000	$27,094,000	$67,563,000	249%
Cost of Revenue	88,835,000	23,549,000	65,286,000	277%
Gross Profit	5,822,000	3,545,000	2,277,000	64%
Operating Expenses:
Sales and Marketing	1,680,000	2,037,000	(357,000)	(18)%
General and Administrative	5,987,000	6,345,000	(358,000)	(6)%
Total Operating Expenses	7,667,000	8,382,000	(715,000)	(9)%
Operating Loss	(1,845,000)	(4,837,000)	2,992,000	(62)%
Other Expense, Net	(1,867,000)	(188,000)	(1,679,000)	893%
Income Tax Benefit	-	2,393,000	(2,393,000)	(100)%
Net Loss	$(3,712,000)	$(2,632,000)	$(1,080,000)	41%

Revenue by Type

The following table breaks down our revenue by type:

	Year Ended December 31,
	2016		2015
Principal Device Revenue	$94,190,000	100%	$26,238,000	97%
Agent Commission Revenue	378,000	0%	516,000	2%
Other	89,000	0%	340,000	1%
	$94,657,000	100%	$27,094,000	100%

Principal Device Revenue increased by $67,952,000, or 259%, from $26,238,000 for year ended December 31, 2015 to $94,190,000 for the year ended December 31, 2016. Agent Commission Revenue decreased by $138,000, or 27%, from $516,000 for the year ended December 31, 2015 to $378,000 for the year ended December 31, 2016. Principal Device Revenue related to We Sell Cellular amounted to $90,324,000 for the year ended December 31, 2016, compared to $17,646,000 for the period from October 27, 2015 (acquisition date of We Sell Cellular) through December 31, 2015.

Due to the fact that devices sourced through We Sell Cellular are bought and sold using the Principal Device Revenue model, we anticipate that the percentage of the Agent Commission Revenue will remain minimal for the foreseeable future, as we continue to increase the volume that we purchase through wholesale channels.

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Cost of Revenue

Cost of revenue increased by $65,286,000 or 277% from $23,549,000 for the year ended December 31, 2015 to $88,835,000 for the year ended December 31, 2016. Cost of revenue related to We Sell Cellular amounted to $85,011,000 for the year ended December 31, 2016, compared to $16,207,000 for the period from October 27, 2015 through December 31, 2015. Cost of revenue pertaining to the sale of devices through our Managed by uSell service includes the cost of acquiring the device, as well as any other direct costs and expenses required to inspect and process the devices internally before shipping them to the buyers. Furthermore, with the acquisition of We Sell Cellular in 2015, we saw a substantial increase in Principal Device Revenue associated with the wholesale acquisition and sale of devices. Accordingly, our cost of revenue has increased substantially. Cost of revenues for the year ended December 31, 2016 includes a $52,000 recovery for slow-moving and obsolete inventory, respectively.

Any gross profit comparison prior to the We Sell Cellular acquisition in October 2015 would not be meaningful.

Sales and Marketing Expenses

Sales and marketing expense decreased $357,000, or 18%, from $2,037,000 during the year ended December 31, 2015 to $1,680,000 during the year ended December 31, 2016. While the decrease in spend between 2015 and 2016 is not material between periods, the nature of the spend is substantially different, and is much smaller as a percentage of overall sales. With the We Sell Cellular acquisition and our newfound ability to source devices directly from the carriers, retailers, and manufacturers, our primary sales and marketing expenses have shifted from consumer marketing to paying out sales commissions. We believe this shifting profile will enable us to scale volume significantly while maintaining sales and marketing expense as a much lower percentage of sales than in prior years.

General and Administrative Expenses

General and administrative expenses include professional fees for technology, legal and accounting services as well as consulting and internal personnel costs for our back office support functions. General and administrative expenses are impacted by non-cash compensation expense pertaining to stock grants and option grants for services. Non-cash compensation expense amounted to $525,000 and $2,954,000 for the years ended December 31, 2016 and 2015, respectively.

Excluding non-cash compensation expense, general and administrative expenses for the year ended December 31, 2016 increased by $2,071,000, or 61%, compared to the year ended December 31, 2015. The increase is mainly attributable to the acquisition of We Sell Cellular in October 2015. General and administrative expenses include $3,394,000 of expenses (inclusive of $1,362,000 of depreciation and amortization expense) related to the acquisition of We Sell Cellular during the year ended December 31, 2016, compared to $805,000 of expenses (inclusive of $248,000 of depreciation and amortization expense) during the period from October 27, 2015 through December 31, 2015. The increase in depreciation and amortization expense is mainly the result of the amortization of the intangible assets acquired in connection with the We Sell Cellular acquisition. Not included in this amount is $548,000 and $567,000 of amortization expense for the years ended December 31, 2016 and 2015, respectively, related to our capitalized technology, which is included in cost of revenues. Offsetting the increase in general and administrative expenses is a decrease in salary and salary-related expenses of $364,000 resulting from the reduction in our marketing headcount during 2015 and a decrease in professional fees of $143,000 incurred during the year ended December 31, 2015 related to the We Sell Cellular acquisition that are not included in the three months ended December 31, 2016.

Other Income (Expense)

Other expense during the year ended December 31, 2016 is comprised of ($1,497,000) of interest expense primarily attributable to the BAM Facility in connection with the We Sell Cellular acquisition and $370,000 related to the change in the fair value of the Placement Rights derivative liability. See Note 3 to our consolidated financial statements for a description of the rights. On July 27, 2016, we entered into an agreement with the Tepfers pursuant to which, effective July 1, 2016, the Tepfers agreed to waive the Placement Rights granted to them in connection with the We Sell Cellular acquisition. Accordingly, the derivative liability pertaining to the Placement Rights was eliminated with a corresponding credit to additional paid in capital.

Other expense during the year ended December 31, 2015 is primarily comprised of interest expense attributable to the BAM Facility.

Income Tax Benefit

The benefit for income taxes for the year ended December 31, 2015 relates to the release of the valuation allowance resulting from the deferred tax liability on the intangible assets acquired from We Sell Cellular.

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Please see the discussion regarding Adjusted EBITDA on page 18. The following table presents Adjusted EBITDA, a non-GAAP financial measure, and provides a reconciliation of Adjusted EBITDA to the directly comparable GAAP measure reported in the Company’s consolidated financial statements:

	Year Ended December 31,
	2016	2015
Net loss	$(3,712,000)	$(2,632,000)
Income tax benefit	-	(2,393,000)
Stock-based compensation expense	525,000	2,954,000
Depreciation and amortization	1,912,000	820,000
Acquisition related costs	-	268,000
Interest expense	1,497,000	189,000
Interest and other income	-	(1,000)
Change in fair value of derivative liability	370,000	-
Adjusted EBITDA	$592,000	$(795,000)

Liquidity and Capital Resources

Cash Flows from Operating Activities

Operating activities provided $1,532,000 of cash during the nine months ended September 30, 2017, a decrease from $2,231,000 of cash provided by operating activities during the nine months ended September 30, 2016. Our net loss during the nine months ended September 30, 2017 of $2,520,000 was offset by $1,082,000 of depreciation and amortization, $374,000 of stock-based compensation, and $1,064,000 of amortization of debt issue costs related to the 2017 NPA. Changes in operating assets and liabilities provided $1,531,000 of cash during the nine months ended September 30, 2017.

Our net loss during the nine months ended September 30, 2016 of $2,535,000 was offset by $1,504,000 of depreciation and amortization, $370,000 due to the change in the fair value of the placement rights derivative liability, $364,000 of stock-based compensation, $348,000 of amortization of debt issue costs related to the BAM Facility and $112,000 from the loss on the disposal of property and equipment. Changes in operating assets and liabilities provided $2,069,000 of cash during the nine months ended September 30, 2016.

Operating activities used $409,000 of cash during the year ended December 31, 2016, a decrease from $3,343,000 of cash used in operating activities during the year ended December 31, 2015. Our net loss during the year ended December 31, 2016 of $3,712,000 was offset by $1,912,000 of depreciation and amortization, $370,000 due to the change in the fair value of the Placement Rights derivative liability, $524,000 of stock-based compensation, $479,000 of amortization of debt issue costs related to the BAM Facility and $112,000 from the loss on the disposal of property and equipment. Changes in operating assets and liabilities used $94,000 of cash during the year ended December 30, 2016. Our net loss during the year ended December 31, 2015 of $2,632,000 was primarily affected by an income tax benefit of $2,393,000, offset by $2,954,000 of stock-based compensation and $820,000 of depreciation and amortization. Changes in working capital used $2,148,000 of cash during the year ended December 31, 2015.

Cash Flows from Investing Activities

During the nine months ended September 30, 2017, we capitalized $407,000 of website development costs, we purchased $19,000 of property and equipment and our restricted cash account increased by $2,459,000 as a result of our requirement under the 2017 NPA to maintain a dedicated bank account controlled by the agent of our lender.

During the nine months ended September 30, 2016, we capitalized $435,000 of website development costs, we purchased $69,000 of property and equipment in connection with our move to our new warehouse location and our restricted cash account increased by $3,528,000 as a result of our requirement under the BAM Facility to maintain a dedicated bank account controlled by the agent of our lender.

During the year ended December 31, 2016, we capitalized $596,000 of website development costs, we purchased $94,000 of property and equipment in connection with our move to our new warehouse location, and our restricted cash account increased by $181,000 as a result of our requirement under the BAM Facility to maintain a dedicated bank account controlled by BAM, the agent of our lender.

During the year ended December 31, 2015, we paid $2,366,000 in connection with our acquisition of We Sell Cellular on October 26, 2015, we capitalized $601,000 of website development costs and purchased $17,000 of property and equipment. Our restricted cash account changed by $801,000 as a result of our requirement under the BAM Facility to maintain a dedicated bank account controlled by BAM.

Cash Flows from Financing Activities

During the nine months ended September 30, 2017, we received $8,572,000 in proceeds under the 2017 NPA and paid $310,000 in costs associated with the 2017 NPA. In addition, we repaid $8,080,000 of principal under the BAM Facility and made payments of $9,000 under our capital lease obligations. During the nine months ended September 30, 2016, we received $2,000,000 in proceeds under the BAM Facility and paid $50,000 in costs associated with the BAM Facility.

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During the year ended December 31, 2016, we received $2,000,000 in proceeds under the BAM Facility and paid $100,000 in costs associated with the BAM Facility. During the year ended December 31, 2015, we received $6,000,000 in proceeds under our BAM Facility and paid $239,000 in costs associated with the BAM Facility.

Liquidity Discussion

We do not yet have a sustained history of financial stability. Since the acquisition of We Sell Cellular, we have relied on institutional debt to provide our working capital and complete the We Sell Cellular acquisition. Prior to the acquisition, our principal source of liquidity had been the issuances of convertible debt and equity securities (including to related parties), including preferred stock, common stock and various debt financing transactions. We believe that the continued increase in revenues and current institutional financing provide us with sufficient funds to meet our anticipated cash needs through December 2018.

Our cash flow has been significantly impacted by the We Sell Cellular acquisition. On January 13, 2017, we entered into the 2017 NPA with a lender pursuant to which we issued the lender a secured term note in the principal amount of $8,660,000 at an original issue discount of 1%, for gross proceeds of $8,572,400. We applied the proceeds received upon the issuance of the 2017 NPA to repay all amounts outstanding under the BAM Facility. The 2017 NPA requires repayment of principal in January 2020 and bears interest at an annual rate of 13.25%, which interest is due and payable monthly in arrears. In addition, the lender from whom the Company borrowed the funds under the 2017 NPA, established an SPE with the Company. Under the SPE, the lender provided $5 million of equity capital to purchase smartphones and similar inventory. The Company entered into a Services Agreement with the SPE and will provide all necessary services including inventory management. The Company will receive a percentage of the SPE’s profits, if any.  As of the date of this prospectus, we have not received any distributions from the SPE.

In November 2017, the Company raised $3,940,000 from the sale of 7,880,000 shares of common stock at $0.50 per share in a private placement offering to 14 accredited investors, including the Company’s Chief Executive Officer and one of the Company’s largest shareholders.

Recent Accounting Pronouncements

See Note 2 to our unaudited interim condensed consolidated financial statements regarding recent accounting pronouncements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

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BUSINESS

uSell.com, Inc. is a large market maker of used smartphones. uSell acquires products from both individual consumers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular. The Company maximizes the value of these devices by reclassifying them, adding value to them, and moving them throughout the world to those who want them most. In order to serve its global and highly diverse customer base, uSell leverages both a traditional sales force and an online marketplace where professional buyers of used smartphones can buy inventory on-demand. Through participation on uSell’s online platform and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk.

Device Acquisition

uSell has two primary means of sourcing devices to satisfy demand from its global base of customers. The first source is through its wholly-owned subsidiary, We Sell Cellular, which was acquired in the fourth quarter of 2015. We Sell Cellular is among a handful of top tier wholesalers whose primary business is to buy used smartphones that have been traded in with the major carriers and the big box retailers, fully inspect and grade these devices, and then sell these devices wholesale and retail through its highly experienced sales force. We Sell Cellular is one of a few wholesalers that has qualified for R2 certification, the industry standard for both data destruction and environmental protection.

uSell’s second method of sourcing devices is through its website, uSell.com, where individual consumers can find cash offers for their items based on the make, model, and condition of each item. Upon accepting an offer, consumers can ship their devices for free using either a prepaid shipping kit or shipping label, and then track the progress of their orders online from initiation to final payment of their devices. We have historically utilized consumer oriented advertising efforts, such as direct response television commercials and various forms of Internet advertising, to attract sellers to our website. However, during 2015, we decided to strategically reduce our marketing spend in favor of seeking out wholesale supply.

Device Disposition

We sell devices through three primary means:

•	Utilizing our proprietary marketplace bidding platforms where buyers can source devices on demand
•	Employing our highly experienced sales force to sell devices to our global customer base
•	Leveraging third party eCommerce platforms such as eBay and Amazon

While a minority of our product is sold directly to consumers via third party eCommerce platforms, the majority of our sales are to professional buyers. These buyers include brick and mortar retailers, online retailers, large and small wholesalers, small repair shops, large refurbishing providers, and insurance companies. Approximately two-thirds of our customer base is in the United States, with the balance abroad. We are able to provide all of our buyers with a low risk, cost-efficient way to acquire inventory. Through participation on uSell’s online marketplace or through interaction with our salesforce, our buyers gain access to the high volume of devices that we acquire through both wholesale and retail means, without taking on the risk and investment involved in marketing directly to consumers or purchasing directly from carriers, big box retailers, and manufacturers.

Revenue Model

We generate revenue by either taking possession of devices and selling these devices for a premium (“Principal Device Revenue”) or by facilitating transactions between buyers and sellers and collecting a commission (“Agent Commission Revenue”). The bulk of our revenue is from Principal Device Revenue.

Business derived from our uSell.com website utilizes an Agent Commission Revenue model, whereby we do not take possession of the devices that are sold to us by sellers, but rather facilitate transactions between these consumers and our network of professional buyers. Historically, some of the devices we acquired through our usell.com website utilized our Managed by uSell service, whereby we partnered with a third party logistics company to inspect and process devices before passing them along to buyers offering the highest prices for each device. Through this approach, we took possession of devices for a brief period of time before they were passed on to the ultimate buyer. However, by the end of 2016, we shut down our Managed by uSell service and shifted all of our business from uSell.com to the Agent Commission Revenue model.

Devices sourced wholesale through our subsidiary, We Sell Cellular, are all bought and sold using the Principal Device Revenue model. Given that our wholesale sourcing channel is substantially larger than our retail sourcing channel, the vast majority of our business is characterized by the Principal Device Revenue approach.

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Company Evolution

Our vision to build the premier online platform to match supply and demand of used mobile devices was established in 2010, as the smartphone trade in market was just beginning to take shape. From the beginning, we recognized the value of connecting a global marketplace of smaller wholesalers, distributors, and retailers with supply that they could otherwise not access. In April, 2012, we acquired ecoSquid Inc., or Acquisition Corp, which had developed the intellectual property that we licensed in order to implement the first iteration of our online platform.

Over the next two years, uSell acquired supply by advertising the uSell.com website directly to consumers, primarily through direct response, television advertising. Over time, an analysis of consumer price elasticity indicated that price, more so than any form of paid marketing, was what drove seller behavior. It became apparent that the way to increase the price that our buyers would pay our sellers for their devices was to reduce risk and eliminate friction in the transaction. These reductions in risk and friction came in many forms: automated shipping and logistics, seamless payment processing, and finally, centralized grading of devices with the launch of our Managed by uSell offering in October, 2014.

By the end of 2014, the trade in market had gone mainstream, as the carriers realized that trade-in was their means of eliminating the costly smartphone subsidies that they had been funding. During the launch of the iPhone 6 and 6S, major carriers like AT&T and Verizon and big box retailers, like Apple and Best Buy, became very aggressive in marketing their trade in programs. While this market shift created a challenge in terms of marketing directly to consumers, it presented the much larger opportunity of leveraging our technology to connect supply from major carriers, retailers, and manufacturers with demand from our large and growing global customer base

In 2015, we began seeking partnerships with wholesalers and distributors with direct access to this supply. Our efforts culminated in the acquisition of a top tier wholesaler, We Sell Cellular, in October, 2015. We Sell Cellular is among a handful of top tier wholesalers whose primary business is to buy used smartphones that have been traded in with the major carriers and the big box retailers, fully test and grade these devices, and then sell these devices wholesale and retail through its highly experienced sales force.

In 2016, we validated the synergy between uSell and We Sell Cellular by successfully integrating the two companies and migrating a meaningful portion of We Sell Cellular’s business online through the launch on our online auction platform. Furthermore, by empowering We Sell Cellular’s sales force with better technology and actionable data, we were able to drive meaningful improvements in efficiency.

In 2017, we continued to develop the platforms and technologies required to move the bulk of our customer interactions online. We also invested resources in optimizing the processes and technology needed to test and grade devices in our warehouse, with the aim of increasing processing efficiency while providing device level traceability to our suppliers. These improvements in our capabilities enabled us to expand relationships with both new and existing suppliers. Moving forward, the Company intends to complete the migration of its sales online and to continue to optimize its processes and technology to reduce waste throughout the entire transaction lifecycle.

Market Opportunity

Seven years ago, trade-in was merely an idea. Less than 10% of consumers at the time reported selling their used mobile devices. The vast majority of these valuable devices wasted away in potential sellers’ drawers. Numerous concepts arose to capture this untapped value, from websites that offered to purchase devices directly, to marketplaces that enabled consumers to sell devices peer to peer, to ATM machines that offered cash for smartphones on the spot, and finally to point of sale trade-in systems marketed through carriers and retailers.

At first it was unclear which of these concepts was going to win, but these doubts have been erased over the last four years, as the wireless carriers realized that trade-in was their means of eliminating the costly smartphone subsidies that they had been funding. The dominant model that has evolved has two components: a leasing or financing component where the consumer is able to defer the cost of a device, and a trade-in component at the end of the term whereby the carrier can capture the residual value of the device. This model has achieved such rapid adoption that Apple offered its own solution in early September, 2015, with the launch of its iPhone Upgrade Program. For retailers like Apple, this model offers a different opportunity: the chance to control the relationship with the consumer.

As programs like these continue to proliferate throughout the world, the used smartphone market will expand dramatically. Deloitte Global estimates that the global used smartphone market was worth $17 billion in 2016, representing 50% growth over 2015. Furthermore, it forecasts that the growth rate of the used smartphone market is 4-5 times higher than the overall smartphone market and that it will likely accelerate through 2020 as both consumers and suppliers increasingly embrace the practice of selling or acquiring second-hand smartphones.

Despite this massive opportunity, there is no dominant online platform for smartphones geared towards professional merchants looking to acquire inventory.

Competition

The trade-in market for used mobile devices has gained significant momentum. Competitors include:

•	Wireless carriers offering trade-in as a way for consumers to self-subsidize smartphones, either through a direct trade-in program, an Equipment Installment Plan (EIP), or a handset lease. While these carriers compete directly with our uSell.com trade-in platform, we also view them as an important channel to source wholesale inventory

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•	Retailers and big box stores such as Best Buy and Walmart that have implemented buyback programs. These retailers offer trade-in programs that issue gift cards or store credit. As in the case of the wireless carriers, these retailers compete directly with our uSell.com trade in platform, but they are also a channel to source wholesale inventory

•	Large handset distributors and handset insurance providers that process and resell traded in devices for the carriers. As in the above cases, these companies also act as a channel to source wholesale inventory

•	Large wholesalers and distributors, similar to We Sell Cellular, that purchase traded in devices from major carriers, big box retailers, manufacturers, and logistics providers. We estimate that, in the United States, there are fewer than five wholesalers of similar size to We Sell Cellular with the required certifications and financial resources to service the major carriers and retailers. We believe that, among these wholesalers, there is little to no technology enablement and a general lack of professional management

•	Direct-to-consumer buyers such as Gazelle.com and ecoATM (both owned by Outerwall, Inc.)

•	Traditional online marketplaces such as eBay and online classified sites such as Craigslist. These sites continue to offer an alternative to sellers but require a time intensive review of all available offers and less streamlined logistics. While we compete with these platforms to source devices, we also utilize them to sell devices

Government Regulation

Advertising and promotional information presented to visitors on our websites and other marketing activities that we have undertaken are subject to federal and state consumer protection laws that regulate unfair and deceptive practices. In the United States, Congress has begun to adopt legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction. Such legislation includes the Communications Decency Act of 1996, which regulates content of material on the Internet and the Digital Millennium Copyright Act of 1998, which provides recourse for owners of copyrighted material who believe that their rights under U.S. copyright law have been infringed on the Internet. In the area of data protection, the U.S. Federal Trade Commission and certain state agencies have investigated various Internet companies’ use of their customers’ personal information, and certain federal and state statutes regulate specific aspects of privacy and data collection practices. We are also subject to a variety of state and federal regulations and laws including state telemarketing laws, federal and state privacy laws, the CAN-SPAM Act, and the Federal Trade Commission Act and its accompanying regulations and guidelines, including “little” unfair trade practice laws. Because we have in the past and may in the future engage in marketing activities over the Internet and email, we may be subject to some of these laws and regulations.

Federal, state, local and foreign governments are also considering other legislative and regulatory proposals that would regulate the Internet in more and different ways than exist today. It is impossible to predict whether new restrictions, fees, or taxes will be imposed on our services, and whether and how we would be affected. Increased regulation of the Internet both in the United States and abroad may decrease its growth and hinder technological development, which may negatively impact the cost of doing business via the Internet or otherwise materially adversely affect our business, financial condition or operational results.

Employees

As of December 15, 2017, we had 89 full-time employees and no part-time employees. None of our employees are subject to a collective bargaining agreement.

Intellectual Property

Our proprietary intellectual property consists of trade secrets. We rely primarily on a combination of copyrights, trademarks, trade secret laws, and restrictions on disclosure to protect our intellectual property rights. We enter into proprietary information and confidentiality agreements with our employees, consultants and commercial buyers and control access to, and distribution of our software documentation and other proprietary information. Our copyrights, trademarks and licenses expire at various dates, and we believe that none is individually significant.

Properties

We lease approximately 2,100 square feet for our corporate headquarters, sales, marketing, development and customer support divisions located in New York, New York under a lease expiring in August 2018.

We lease approximately 21,000 square feet for our warehouse and office located in Edgewood, New York under a lease expiring in September 2021.

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We believe that our existing facilities are suitable and adequate and that we have sufficient capacity to meet our current anticipated needs. None of these facilities are critical to our operations because suitable alternatives are available in substantially all of the locations where we conduct business. We continuously review our anticipated requirements for facilities and, on the basis of that review, may from time to time acquire or lease additional facilities and/or dispose of existing facilities.

Legal Proceedings

From time to time, we are periodically a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this prospectus, we are not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

MANAGEMENT

The following is a list of our directors and executive officers (including executive officers of We Sell Cellular).  All directors serve one-year terms or until each of their successors are duly qualified and elected.   The officers are elected by the Board of Directors, which we refer to as our “Board.”

Name	Age	Position
Nikhil Raman	34	Chief Executive Officer and Director

Daniel Brauser	36	Executive Chairman

Jennifer Calabrese	46	Executive Vice President of Finance and Chief Financial Officer

Brian Tepfer	38	Executive Vice President and Director of uSell and Chief Executive Officer of We Sell Cellular

Scott Tepfer	35	Executive Vice President of uSell and President of We Sell Cellular

Peter Benz	57	Director

Grant Fitzwilliam	49	Director

Amitabh Jhawar	36	Director

Nikhil Raman was appointed as the Chief Executive Officer on November 6, 2014 and as a director on April 24, 2012. From January 27, 2012 until November 6, 2014, Mr. Raman served as our Chief Operating Officer. After graduating from Harvard Business School, Mr. Raman founded and served as Manager of Ft. Knox Recycling, LLC doing business as EcoSquid. Mr. Raman also served as Chief Executive Officer of EcoSquid from its founding through its acquisition by the Company in April 2012. From 2008 until 2010, Mr. Raman attended Harvard Business School. Mr. Raman was appointed a director in connection with the acquisition of EcoSquid.

Daniel Brauser has served as a director since July 23, 2008 and as Executive Chairman since November 6, 2014. From October 16, 2013 to November 6, 2014, Mr. Brauser served as our Chief Executive Officer. Additionally, Mr. Brauser served as our Chief Executive Officer from July 10, 2012 until October 10, 2012. Prior to being appointed Chief Executive Officer, Mr. Brauser served as our Chief Financial Officer from July 23, 2008 through July 10, 2012. From July 23, 2008 through May 7, 2009, Mr. Brauser also served as our President and Chief Operating Officer. From September 2014 through October 2016, Mr. Brauser also served as Chairman of Cousins Logistics, Inc. and from October 2016 through the present he has served as its Chief Executive Officer. From March 2015 until December 2015, Mr. Brauser served as a director of Cogint, Inc. (Nasdaq: COGT), a data and analytics company. Mr. Brauser was selected as a director for his extensive experience managing the growth of young companies from start-up through to maturity. In addition, as a founder of our reverse logistics business, Mr. Brauser possesses an in-depth understanding of the challenges and risks and characteristics unique to our business model and the reverse logistics market.

Jennifer Calabrese was appointed Executive Vice President of Finance on March 28, 2013 and Chief Financial Officer on April 11, 2014 initially on an interim basis and more recently on a permanent basis. Ms. Calabrese had been acting as our principal financial and accounting officer since October 2012 when our then Chief Financial Officer began providing a high level direction on a very limited basis due to health reasons. Since August 2012, Ms. Calabrese has been the Managing Member of Calabrese Consulting, LLC, a company she founded, which provides SEC financial reporting compliance and consulting services. From March 2010 through August 2012, Ms. Calabrese served as the Director of Accounting and SEC Reporting at eLandia Group, Inc., a provider of information technology products and services to small, medium-sized and large businesses as well as government entities, primarily in Latin America. From July 2007 through March 2010, Ms. Calabrese was the Managing Director of SEC Solutions Group, LLC, a company specializing in SEC financial reporting compliance and consulting services. She is a Certified Public Accountant in New York.

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Brian Tepfer was appointed a director in October 2015 in connection with the acquisition of We Sell Cellular and has served as an Executive Vice President since November 2015. Mr. Tepfer was the Chief Executive Officer of BST for over five years prior to the We Sell Cellular acquisition. Mr. Tepfer was appointed as a director in connection with the We Sell Cellular acquisition and for his expertise and extensive knowledge of the smartphone wholesale business.

Scott Tepfer was appointed as an Executive Vice President on November 2015 and is the President of We Sell Cellular and has been for over five years prior to the We Sell Cellular acquisition.

Peter Benz was appointed a director on May 15, 2014. Mr. Benz is the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001. Since June 2016, Mr. Benz has served as a director of Lilis Energy, Inc. (Nasdaq: LLEX), an oil and gas company. Since June 2015, Mr. Benz has served as a director of Cogint, Inc. (Nasdaq: COGT), a data and analytics company. Mr. Benz was appointed a director as a result of his knowledge and experience in developing companies and capital markets that strengthen our Board's collective qualifications, skills, and experience.

Grant Fitzwilliam has served as a director since September 30, 2009. Mr. Fitzwilliam is currently the President of 3c InSight, a software and consulting firm that he co-founded in 2008, which is focused on providing operational excellence solutions for companies throughout the United States. From August 2005 until August 2007, Mr. Fitzwilliam served as Executive Vice President of Finance and Chief Financial Officer of The Hackett Group, a leading business and technology consulting firm and also served as a Managing Director leading Hackett’s national Oracle and Sarbanes-Oxley business units. Mr. Fitzwilliam was formerly an auditor with KPMG LLP and is a licensed CPA in Georgia. Mr. Fitzwilliam was selected as a director for his accounting, financial and professional management experience.

Amitabh Jhawar was appointed a director on May 15, 2014. Since January 2012, Mr. Jhawar has been Chief Operating Officer and Chief Financial Officer of Braintree, a mobile app payments company. In December 2013, PayPal, which is an eBay (NASDAQ: EBAY) company, purchased Braintree for $800 million in cash. As COO and CFO at Braintree, Mr. Jhawar is responsible for the management and direction of that company's finance and accounting functions and new business development initiatives, including expanding Braintree's partnerships and continued international growth. Prior to Braintree, Mr. Jhawar was an Associate at KKR Capstone & Co. L.P. from July 2010 to December 2011. Previous to this, Mr. Jhawar was a student at Harvard Business School where he graduated with high honors in 2010. Mr. Jhawar was appointed a director due to his expertise in online marketplaces and accounting and finance.

Family Relationships

Except for Messrs. Scott and Brian Tepfer who are brothers, there are no family relationships among our directors and executive officers.

Corporate Governance

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of uSell and its shareholders. The Board’s responsibilities include:

•	Establishing broad corporate policies,
•	Reviewing the overall performance of uSell and
•	Monitoring risks.

The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board and its Committees meet and act by written consent from time to time as appropriate. The Board has formed and appointed members to its: Audit, Compensation and Nominating and Corporate Governance Committees. Committees are expected to regularly report on their activities and actions to the Board. Each of the Audit Committee and the Compensation Committee each have a written charter approved by the Board. Each of our committee charters, as well as our Code of Ethics and Insider Trading Policy are available through the “Investors” section on our website, which can be found at www.uSell.com. The information on, or that can be accessed through, our website is not incorporated herein. In addition, we will provide a copy of any of the foregoing documents, without charge, to anyone that requests one in writing to uSell.com, Inc., 171 Madison Avenue, 17th Floor, New York, New York 10016, Attention: Corporate Secretary.

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The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation	Nominating & Corporate Governance

Peter Benz	√	√	√	√
Daniel Brauser
Grant Fitzwilliam	√	Chairman		√
Amitabh Jhawar	√	√	√
Nikhil Raman
Brian Tepfer

Independence

Our Board has determined that Messrs. Benz, Fitzwilliam and Jhawar are independent under the NASDAQ Stock Market listing rules and are independent in accordance with the NASDAQ independence standards for audit committees and compensation committees.

Audit Committee

The Audit Committee’s primary role is to review our accounting policies and any issues which may arise in the course of the audit of our financial statements. The Audit Committee selects our independent registered public accounting firm, approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm.  The Audit Committee also reviews the audit and non-audit fees of the auditors.  Our Audit Committee is also responsible for certain corporate governance and legal compliance matters including internal and disclosure controls and compliance with the Sarbanes-Oxley Act of 2002.

Our Board has determined that Grant Fitzwilliam and Amitabh Jhawar are qualified as Audit Committee Financial Experts, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers.  The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering our 2008 Equity Incentive Plan (the “Plan”) and the 2016 Management Incentive Compensation Plan (“Incentive Plan”).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board with developing and maintaining the Company's corporate governance policies, determining the qualifications, qualities, skills, and other expertise required to be a director and identifying individuals meeting those criteria. In considering prospective Board nominees, the Committee will consider, among other factors, the candidate’s demonstrated leadership ability, business experience, and personal and professional ethics, as well as a candidate’s independence under the NASDAQ standards. The Committee may also consider whether a prospective Board member will contribute a diversity of viewpoints, background, experience and demographics as compared to the current members of the Board.

The Committee will consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the Company's charter documents. Director candidates submitted by our stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other director candidates.

Board Assessment of Risk

The Board is actively involved in the oversight of risks that could affect uSell. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee considers and reviews with our independent public accounting firm and management the adequacy of our internal controls, including the processes for identifying significant risks and exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board is involved in oversight and administration of risk and risk management practices. Members of our senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board as a whole. Members of our senior management have an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention arise. Members of our senior management regularly attend portions of the Board’s meetings, and often discuss the risks related to our business.

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Presently, the largest risk affecting uSell is having sufficient liquidity to expand the business, continued integration of the We Sell and uSell business, and maintaining our relationships with our largest suppliers and obtaining additional suppliers. The Board actively interfaces with management on seeking solutions.

Risk Assessment Regarding Compensation Policies and Practices

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on uSell. Our compensation has the following risk-limiting characteristics:

•	A portion of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer-term Company results.

•	Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrongdoing by the recipient; and

•	Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our shareholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. See “Board Committees and Charters,” above, for information on accessing or requesting a copy, free of charge, of our Code of Ethics and other corporate governance documents.

Shareholder Communications

Although we do not have a formal policy regarding communications with our Board, shareholders may communicate with the Board by writing to us at uSell.com, Inc., 171 Madison Avenue, 17th Floor, New York, New York 10016, Attention: Corporate Secretary, or by facsimile (888) 748-1120. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

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EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us to our Chief Executive Officer (principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose total compensation exceeded $100,000 in 2016. We refer to these persons as the “Named Executive Officers.”

2016 Summary Compensation Table

Name and Principal Position (a)	Year (b)(1)	Salary ($)(c)	Stock Awards ($)(e)(2)	Non-Equity Incentive Plan Compensation ($)(g)(3)	Total ($)(j)

Nikhil Raman	2016	157,500	-	16,669	174,169
Chief Executive Officer of uSell	2015	147,920	385,000	-	532,920

Brian Tepfer	2016	455,962	-	31,255	487,217
Executive Vice President of uSell and Chief Executive Officer of We Sell Cellular

Scott Tepfer	2016	455,962	-	31,255	487,217
Executive Vice President of uSell and President of We Sell Cellular

(1)	Brian and Scott Tepfer were not Named Executive Officers in 2015.

(2)	The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. These amounts represent equity awards and do not reflect the actual amounts that may be realized by the Named Executive Officer. Our assumptions with respect to the calculation of these values are set forth in Note 2 of our consolidated financial statements contained herein.

(3)	Represents cash compensation earned under the Company’s Incentive Plan. See below for a description the eligibility of quarterly bonus payments under the Incentive Plan.

Named Executive Officer Employment Arrangements

Nikhil Raman. Prior to April 1, 2015, Nikhil Raman received a base salary of $175,000 per year under an oral contract. Effective April 1, 2015, Mr. Raman’s base salary was reduced to $140,000 and later increased to $175,000 per year effective July 1, 2016.

Brian Tepfer. Effective October 23, 2015, the Company and Brian Tepfer entered into an Employment Agreement providing for the following: (i) an initial term ending December 31, 2018 with automatic one-year renewals unless notice of termination is given, (ii) a base salary of $500,000 per year which is subject to downward adjustments based on the failure to meet future EBITDA targets, provided that no adjustment(s) may be made to cause the annual base salary below $360,000, and (iii) a semi-annual target bonus of $250,000, subject to upward and downward adjustment based on the attainment of EBITDA targets. In July 2016, Mr. Tepfer waived his right to the semi-annual target bonus in consideration, in part, for the right to receive a quarterly bonus equal to 4.5% of quarterly gross EBITDA under the Company’s Incentive Plan (described below). In November 2017, Mr. Tepfer’s employment agreement was amended to reduce the annual base salary $250,000 and the provisions providing for adjusted base salary were eliminated.

Scott Tepfer. Effective October 23, 2015, the Company and Scott Tepfer entered into an Employment Agreement providing for the following: (i) an initial term ending December 31, 2018 with automatic one-year renewals unless notice of termination is given, (ii) a base salary of $500,000 per year which is subject to downward adjustments based on the failure to meet future EBITDA targets, provided that no adjustment(s) may be made to cause the annual base salary below $360,000, and (iii) a semi-annual target bonus of $250,000, subject to upward and downward adjustment based on the attainment of EBITDA targets. In July 2016, Mr. Tepfer waived his right to the semi-annual target bonus in consideration, in part, for the right to receive a quarterly bonus equal to 4.5% of quarterly gross EBITDA under the Company’s Incentive Plan (described below). In November 2017, Mr. Tepfer’s employment agreement was amended to reduce the annual base salary $250,000 and the provisions providing for adjusted base salary were eliminated.

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Termination Provisions

Both Scott and Brian Tepfer have severance provisions which provide that in the event their Employment Agreement is terminated for Good Reason or without Cause (both as described below). In the event the executive terminates their Employment Agreement for Good Reason, the Company terminates the Executive’s employment without cause or the Company elects not to renew the Employment Agreement upon the termination of the initial term or any extension thereof, the executive shall be entitled to the following:

(i)	any accrued but unpaid base salary through the termination date,

(ii)	an amount equal to the executive’s base salary for the remainder of the term, but no less than twelve months’ base salary;

(iii)	any earned but unpaid bonus for any six month measuring period ended prior to the date of termination; and

(iv)	any earned but unpaid bonus for the six month measuring period in which termination occurs (to the extent it can be calculated).

The term “Good Reason” is generally defined as the material diminution of the executive officers’ duties due to no fault of the executive or any other action or inaction that constitutes a material breach by the Company under the Employment Agreements including reduction in compensation or relocation of employment.

Outstanding Equity Awards at 2016 Fiscal Year-End

Listed below is information with respect to unexercised options and shares of common stock that have not vested for each Named Executive Officer outstanding as of December 31, 2016:

Outstanding Equity Awards At Fiscal Year-End
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(1)
Nikhil Raman	200,000	102,000

(1)	Represents unvested restricted stock units. Market value is based on $0.51 closing price on December 31, 2016. As of the date of this prospectus, 250,000 of these restricted stock units had vested and had been delivered.

Management Incentive Compensation Plan

On July 27, 2016, the Company adopted the Incentive Plan. The Incentive Plan provides that each quarter that the Company meets certain gross EBITDA thresholds, participants will be eligible to receive quarterly bonuses. The Incentive Plan is effective through September 2018. The Incentive Plan provides for minimum bonus eligibility thresholds set at quarterly gross EBITDA levels that ensure that the Company will remain cash-flow positive and in compliance with all debt covenants over the term after payment of bonuses. If the Company does not meet the minimum EBITDA threshold in a given quarter, no bonus is payable under the Incentive Plan for that quarter. Bonuses will be subject to adjustment in the event the Company’s year-end audit results in restatement of a prior quarter’s EBITDA.

As of the date of this prospectus, the Company has granted Nikhil Raman, Brian Tepfer and Scott Tepfer eligibility under the Incentive Plan to receive a quarterly bonus representing 2.4%, 4.5% and 4.5%, respectively, of quarterly gross EBITDA. As of the date of this prospectus, a total of $215,657 was earned, of which total of $107,829 has been paid under the Incentive Plan. Of this amount, Mr. Raman earned $45,401 and was paid $22,701, and Brian Tepfer and Scott Tepfer each earned $85,128 and were paid $42,564.

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Director Compensation

We do not pay cash compensation to our directors for service on our Board. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as Board and committee members. Executive officers serving on the Board are not compensated for their service as directors. The following table reflects compensation paid to certain directors in 2016.

Name (a)	Stock Awards ($)(c)(1)(2)	Total ($)(j)

Peter Benz	123,000	123,000

Daniel Brauser	0	0

Grant Fitzwilliam	20,000	20,000

Amitabh Jhawar	70,000	70,000

Nikhil Raman	0	0

Brian Tepfer	0	0

(1) Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our board of directors during 2016, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director.

(2) On January 6, 2016, the Company granted 100,000 restricted stock units to Peter Benz, including 10,000 restricted stock units for service as an Audit Committee member, 70,000 restricted stock units to Amitabh Jhawar, including 10,000 restricted stock units for service as an Audit Committee member, and 20,000 restricted stock units to Grant Fitzwilliam for service as Audit Committee Chairman. Each of the awards vest in two equal annual increments, subject to continued service on each vesting date, with the first vesting date being one year from the grant date, and fully vesting upon a change in control.

Equity Compensation Plan Information

The following chart reflects the number of awards granted under equity compensation plans approved and not approved by shareholders and the weighted average exercise price for such plans as of December 31, 2016.

Name Of Plan	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options warrants and rights (b)($)	Number of shares remaining available for future issuance under equity compensation plans (excluding the shares reflected in column (a))(2) (c)
Equity compensation plans approved by security holders
2012 Equity Incentive Plan (2)	263,000	1.61	365,188
Non-Plan Equity Compensation (3)	315,018	3.04	N/A
Equity compensation plans not approved by security holders (4)	350,000	-	-
Total	928,018	2.59	365,188

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(1)	Consists of stock options and restricted stock units.

(2)	This represents securities issued under the Plan. As of December 31, 2016, we had 365,188 shares remaining under the Plan. Because we have issued 953,835 shares of restricted stock, the number of securities available for future issuance has been reduced.

(3)	This represents securities issued outside our Plan. Includes 53,332 of fully vested options granted to executive officers and directors with a weighted average exercise price of $3.00 per share.

(4)	Represents restricted stock units granted to Mr. Nikhil Raman.

In April 2016, uSell amended the Plan to increase the number of authorized shares under the Plan by 200,000 shares (to a total of 1,582,023 authorized shares). In April 2017, uSell amended the Plan to increase the number of authorized shares under the Plan by 150,000 shares (to a total of 1,732,023 authorized shares).

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PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned as of December 15, 2017 by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers and (iv) all of our executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o uSell.com, Inc., 171 Madison Avenue, 17th Floor, New York, New York 10016.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)

Directors and Executive Officers:

Common Stock	Nikhil Raman (2)	8,734,900	30.9%
Common Stock	Brian Tepfer (3)	8,734,900	30.9%
Common Stock	Scott Tepfer (3)	8,734,900	30.9%
Common Stock	Daniel Brauser (4)	9,209,342	32.6%
Common Stock	Peter Benz (5)	80,500	*
Common Stock	Grant Fitzwilliam (6)	38,369	*
Common Stock	Amitabh Jhawar (7)	38,000	*

Common Stock	All directors and executive officers as a group (8 persons) (8)	8,921,588	31.5%

5% Shareholders:

Common Stock	Todd Oretsky (9)	1,132,342	4.0%
Common Stock	Hakan Koyuncu (10)	1,132,342	4.0%
Common Stock	Douglas Feirstein (11)	1,132,342	4.0%
Common Stock	Kokino, LLC (12)	6,957,837	23.4%
Common Stock	PVAM Perlus Microcap Fund, LP (13)	4,000,000	14.1%

* Less than 1%.

(1)	Applicable percentages are based on 28,286,999 shares of common stock outstanding as of December 15, 2017. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible notes and preferred stock currently exercisable or convertible or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, options, warrants, and preferred stock exercisable or convertible into common stock and vested or vesting within 60 days. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The table does not include: (i) restricted stock units that do not have the right to vote until they vest and the shares are delivered or (ii) unvested options that do not vest within 60 days of the date listed above in this Note 1.

The shares of common stock beneficially owned by each of Messrs. Daniel Brauser, Feirstein, Koyuncu and Oretsky include all shares of common stock subject to a Shareholders Agreement, which terminates when each member of the group beneficially owns less than 127 shares. Under the Shareholders Agreement, the group agreed to vote all of their shares of common stock together on any action as determined by a majority of the members of the group still owning 25 shares. The shares of common stock individually owned by them are:

Mr. Brauser	657,900 shares
Mr. Feirstein	457,195 shares
Mr. Koyuncu	6,096 shares
Mr. Oretsky	11,151 shares

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The shares of common stock beneficially owned by each of Messrs. Brauser, Raman, and Brian and Scott Tepfer include all shares of common stock subject to a Shareholders Agreement. Under the Shareholders Agreement, each person agreed that, in connection with any annual meeting, special meeting or written consent of uSell shareholders, such person would vote together with the other three parties on each matter. However, the parties further agreed that if they cannot reach an agreement, then the affirmative vote of at least 75% of the voting power of all shares of outstanding voting stock of uSell is required to take action. As a result, for so long as the Shareholders Agreement remains in effect, future action by uSell shareholders will effectively require either the unanimous consent of Raman, Brauser, and the Tepfers, or a 75% supermajority vote of outstanding shares. This voting agreement terminates if certain covenants under the Securities Purchase Agreement are not met. The shares of common stock individually owned by them are:

Mr. Brauser	657,900 shares
Mr. Raman	1,071,000 shares
Mr. Brian Tepfer	3,503,000 shares
Mr. Scott Tepfer	3,503,000 shares

(2)	Mr. Raman is a director and executive officer. See Note 1 above regarding a Shareholders Agreement that Mr. Raman is subject to.

(3)	Mr. Brian Tepfer is a director and both Brian and Scott Tepfer are Named Executive Officers. See Note 1 above regarding a Shareholders Agreement that both of the Tepfers are subject to.

(4)	Mr. Daniel Brauser is a director and executive officer. See Note 1 above regarding two Shareholders Agreements that Mr. Brauser is subject to.

(5)	Mr. Benz is a director.

(6)	Mr. Fitzwilliam is a director.

(7)	Mr. Jhawar is a director.

(8)	Includes executive officers of uSell and We Sell Cellular who are not Named Executive Officers. Excludes shares that are owned by non-executive officers and directors which are subject to Shareholders Agreements.

(9)	Mr. Oretsky is a former executive officer and director. Mr. Oretsky’s shares are held by Jack Oretsky Holdings, LLC, a limited liability company in which Mr. Oretsky, to our knowledge, is the managing member. Mr. Oretsky is a former director and executive officer. Address is 547 N.E. 59th Street, Miami, Florida 33137. See Note 1 above regarding a Shareholders Agreement that Mr. Oretsky is subject to.

(10)	Mr. Koyuncu is a former executive officer and director. Address is 750 SW 3rd Street, Boca Raton, Florida 33486. See Note 1 above regarding a Shareholders Agreement that Mr. Koyuncu is subject to.

(11)	Mr. Feirstein is a former executive officer and director. Represents 393,198 shares of common stock (of which 103,176 are held by the Feirstein Family Holdings, LLLP, an entity controlled by Mr. Feirstein. See Note 1 above regarding a Shareholders Agreement that Mr. Feirstein is subject to.

(12)	Includes: (i) 550,000 shares and 275,000 warrants held by Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (the “Trust”), (ii) 300,000 shares and 150,000 warrants held by M3C Holdings LLC (“M3C”), and (iii) 124,000 shares held jointly by Robert Averick and his wife. Piton Capital Partners, LLC (“Piton”) is managed by Piton Capital Management LLC, which is managed by Kokino, LLC (“Kokino”), which is a family office that provides investment management services to its family clients, including the Trust, Piton and M3C. As a Portfolio Manager at Kokino, Mr. Averick shares the power to vote and dispose (or direct the disposition of) 6,957,837 shares of common Stock, which is the sum of the common stock beneficially owned by the following reporting persons: (i) 825,000 shares of common stock beneficially owned by the Trust; (ii) 450,000 shares of common stock beneficially owned by M3C; (iii) 5,358,837 shares of common stock beneficially owned by Piton (including 1,000,000 shares underlying an option to buy stock); (iv) 124,000 shares of common stock beneficially owned by Mr. Averick and his wife; and (v) 200,000 shares of common stock beneficially owned by Mr. Averick. This information is based on the Schedule 13D/A filed on November 22, 2017. Piton’s address is: 201 Tresser Boulevard, 3rd Floor Stamford, Connecticut 06901.

(13)	Address is 5th Floor, 37 Esplanade, St. Helier, Jersey, Channel Islands JE1 2TR.

SELLING SHAREHOLDERS

The following table provides information about each selling shareholder listing how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling shareholder will own after the offering assuming all shares covered by this prospectus are sold. Except as disclosed in this prospectus, none of the selling shareholders have had any position, office, or material relationship with us or our affiliates within the past three years. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling shareholder.

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Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

The number of shares outstanding and the percentages of beneficial ownership are based on 28,286,999 shares of our common stock issued and outstanding as of December 15, 2017. For the purposes of the following table, the number of shares common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Name (1)	Number of securities beneficially owned before offering	Number of securities to be offered	Number of securities owned after offering	Percentage of securities beneficially owned after offering

Pvam Perlus Microcap Fund L.P. (2)	4,000,000	4,000,000	0	0%

Piton Capital Partners LLC (3)	6,957,837	2,000,000	4,957,837	17.5%

Gerald Unterman	1,346,333	600,000	746,333	2.6%

Plough Penny Partners LP (4)	405,289	200,000	205,289	*

Robert Averick (5)	324,000	200,000	124,000	*

Nikhil Raman (6)	1,071,000	200,000	871,000	3.1%

Feirstein Family Holdings LLP (7)	457,195	100,000	357,195	1.3%

Shine on Holdings, LLC (8)	20,000	20,000	0	0%

Edward Anthony Shergalis III	100,000	100,000	0	0%

FMSBonds, Inc. Employee 401K Profit Sharing Plant Trust FBO (9)	88,333	30,000	58,333	*

2005 Trenchard Family Trust u/d/t 9/21/2005 (10)	108,095	100,000	8,095	*

Musha Investments LLC (11)	38,333	30,000	8,333	*

Matthew Miller	50,000	50,000	0	0%

Joshua Hix	250,000	250,000	0	0%

*	Less than 1%.

(1)	For all of the selling shareholders who are not natural persons, unless noted otherwise, the investment managers, general partners, trustees or principals named in the footnotes below have the sole voting and dispositive power over the shares held by the selling shareholders.

(2)	Mr. David LaSalle has the power to vote and dispose of the securities held by the selling shareholder. See Note 13 of the Principal Shareholder table on page 34.

(3)	Mr. Robert Averick has the power to vote and dispose of the securities held by the selling shareholder. See Note 12 of the Principal Shareholder table on page 34. See Note 5 below.

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(4)	Mr. Judson B. Traphagan has the power to vote and dispose of the securities held by the selling shareholder.

(5)	See Note 12 of the Principal Shareholder table on page 34. The shares included in the beneficial ownership amount pre and post offering includes the shares held by Mr. Averick individually and with his wife.

(6)	Mr. Raman is the Chief Executive Officer of uSell. Beneficial ownership in this table does not include shares that Mr. Raman is deemed to beneficially own as a result of being a party to a shareholders agreement. See Note 1 of the Principal Shareholder table on page 34.

(7)	Mr. Douglas Feirstein has the power to vote and dispose of the securities held by the selling shareholder. Mr. Feirstein was previously a director and executive officer of uSell. Beneficial ownership in this table does not include shares that Mr. Feirstein is deemed to beneficially own as a result of being a party to a shareholders agreement. See Note 1 of the Principal Shareholder table on page 34.

(8)	Mr. Chad Whitaker has the power to vote and dispose of the securities held by the selling shareholder

(9)	Mr. Michael Seligsohn has the power to vote and dispose of the securities held by the selling shareholder.

(10)	Mr. William Trenchard has the power to vote and dispose of the securities held by the selling shareholder.

(11)	Mr. Aadil Mamujee has the power to vote and dispose of the securities held by the selling shareholder.

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RELATED PERSON TRANSACTIONS

Jennifer Calabrese, our Executive Vice President of Finance and Chief Financial Officer, provides her services through Calabrese Consulting, LLC, a company she controls. Beginning in April 2014, we began paying this company $50,000 per year. As of April 2015 and through September 2016, Ms. Calabrese received shares of common stock in lieu of $2,083 of monthly cash compensation. Beginning in October 2016, we began paying this company on an hourly basis.

On April 14, 2016, the Company approved an equity arrangement to compensate Jennifer Calabrese for her expanded role within the Company related to the acquisition and management of We Sell Cellular, LLC. Under the arrangement, effective January 1, 2016 and through June 30, 2016, Ms. Calabrese was being issued 1,000 shares of the Company’s common stock monthly in addition to her existing salary and equity arrangements with the Company until such time as the Company’s hires a full time Chief Financial Officer.

In November 2014, uSell entered into a Consulting Agreement with Sunder Raman, the father of Nikhil Raman, our Chief Executive Officer. In connection with this agreement, Mr. Raman was issued 35,000 restricted stock units which vested in equal increments every three months over a 36-month period, subject to him providing services on each applicable vesting date. All of these restricted stock units have vested.

In connection with the acquisition of We Sell Cellular, the Company issued the Brian and Scott Tepfer (collectively, the “Tepfers”) 9,358,837 shares of uSell common stock (or approximately 49% of uSell on a fully-diluted basis). In accordance with the We Sell Securities Purchase Agreement (the “SPA”), if the Tepfers elected to sell shares of common stock, uSell would use its best efforts to assist the Tepfers in selling their shares of uSell stock acquired under the SPA for up to $6,000,000 in gross proceeds (together and not each) through private placements or public offerings (the “Placement Rights”), with target sales of $1,500,000 quarterly, commencing the quarter ending December 31, 2015. If the price per share received by the Tepfers was less than the greater of $1.20 or the product of an EBITDA-based formula, uSell will issue the Tepfers additional shares of uSell stock. In addition, pursuant to the SPA, uSell granted the Tepfers certain piggyback registration rights and a right of first refusal to participate in future uSell financings. On July 27, 2016, the Company entered into an agreement with the Tepfers whereby the Tepfers agreed to waive the Placement Rights granted to them under the SPA. The Tepfers also agreed to waive the bonus rights under their respective employment agreements with the Company dated October 23, 2015 which provided for potential annual bonuses in a combined amount exceeding $1,000,000. In exchange for agreeing to waive the Placement Rights and bonus rights, each of the Tepfers was granted the right to receive a quarterly bonus equal to 4.5% of quarterly gross EBITDA under the Incentive Plan. See the Section titled “Named Executive Officer Employment Arrangements” above for disclosure regarding amendment to the Tepfers’ Employment Agreements.

On December 22, 2016, the Tepfers each sold 500,000 shares of Company’s common stock at $1.00 per share to Piton, an investment fund (the “Purchaser”) and each issued to the Purchaser a five-year option to purchase an additional 500,000 shares of common stock of the Company at a $1.00 per share. The securities were sold in a private transaction which was initiated by an investment fund that has investment power on behalf of the Purchaser. As an inducement to the Purchaser, the Company granted demand and piggy back registration rights to the Purchaser and another shareholder of the Company over which the Purchaser exercises investment power. If the registration rights are exercised, the two investment funds will pay the legal and other expenses of the Company and only exercise such demand rights at a time when the Company is obligated to file its Form 10-K or a Form 10-Q. In connection with the filing of this registration statement, the Purchaser agreed to defer these registration rights for six months from the closing of the November 2017 private placement.

See page 28 for a discussion of director independence.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 43,333,333 shares of common stock, par value $0.0001 per share. As of December 15, 2017, there were 28,286,999 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

38

Preferred Stock

We are authorized to issue of 25,000,000 shares of $0.0001, par value preferred stock in any series.  The Board has the authority to establish and designate a series, and to fix the number of shares included in such series and the variations in the relative rights, preferences and limitations in the series.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Anti-takeover Effects of Delaware Law

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law.  In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various “business combination” transactions such as a merger with any interested shareholder which includes, a shareholder owning 15% of a corporation’s outstanding voting securities, for a period of three years after the date in which the person became an interested shareholder, unless:

•	The transaction is approved by the corporation’s Board prior to the date the shareholder became an interested shareholder;

•	Upon closing of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

•	On or after such date, the business combination is approved by the Board and at least 66 2/3% of outstanding voting stock not owned by the interested shareholder.

A Delaware corporation may opt out of Section 203 with either an express provision in its original Certificate of Incorporation or an amendment to its Certificate of Incorporation or Bylaws approved by its shareholders.  We have not opted out of this law.  This law could prohibit, discourage or delay mergers or other takeover attempts to acquire us.

Special Meetings of Shareholders

Special meetings of the shareholders shall be held when directed by the Board, or when requested in writing by the holders of not less than 10 percent of all the shares entitled to vote at the meeting.

Transfer and Warrant Agent

We have appointed Island Stock Transfer, as our transfer and warrant agent.  Their contact information is: 100 Second Avenue South, Ste. 705S, St. Petersburg, Florida 33701, phone number (727) 289-0010, facsimile (727) 289-0069, www.islandstocktransfer.com.

PLAN OF DISTRIBUTION

Each selling shareholder of the common stock being registered hereunder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

39

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., Palm Beach Gardens, Florida.

EXPERTS

The financial statements appearing in this prospectus and registration statement as of and for the years ended December 31, 2016 and 2015 have been audited by Marcum LLP an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of the firm as an expert in accounting and auditing.

40

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the securities to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the securities to be sold in this offering, we make reference to the registration statement.  Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10:00 AM to 3:00 PM.  We also file periodic reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov and on our investor relations website which you can find at usell.com.

41

PART I - FINANCIAL INFORMATION

Item 1.	Financial Statements.

uSell.com, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$477,610	$1,657,422
Restricted cash	3,440,837	982,064
Accounts receivable, net	396,186	430,171
Inventory, net	7,658,053	8,874,099
Prepaid expenses and other current assets	94,834	130,141
Total Current Assets	12,067,520	12,073,897

Property and equipment, net	181,921	191,957
Goodwill	8,448,759	8,448,759
Intangible assets, net	3,142,337	3,724,466
Capitalized technology, net	884,424	934,193
Other assets	61,750	124,358

Total Assets	$24,786,711	$25,497,630

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,208,200	$4,328,422
Accrued expenses	1,366,616	916,961
Due to related party	48,991	—
Promissory note payable	—	673,332
Deferred revenue	229,152	374,098
Capital lease obligations	14,029	10,664
Total Current Liabilities	5,866,988	6,303,477

Promissory note payable, net of current portion	8,310,148	6,441,000
Capital lease obligations, net of current portion	49,851	47,986
Total Liabilities	14,226,987	12,792,463

Stockholders’ Equity:
Convertible Series A preferred stock; $0.0001 par value; 325,000 shares authorized; no shares issued and outstanding	—	—
Convertible Series B preferred stock; $0.0001 value per share; 4,000,000 shares authorized; no shares issued and outstanding	—	—
Convertible Series C preferred stock; $0.0001 value per share; 146,667 shares authorized; no shares issued and outstanding	—	—
Convertible Series E preferred stock; $0.0001 value per share; 103,232 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.0001 par value; 43,333,333 shares authorized; 20,154,999 and 20,134,999 shares issued and outstanding, respectively	2,015	2,013
Additional paid in capital	71,464,215	71,089,882
Accumulated deficit	(60,906,506)	(58,386,728)
Total Stockholders’ Equity	10,559,724	12,705,167

Total Liabilities and Stockholders’ Equity	$24,786,711	$25,497,630

See accompanying notes to unaudited interim condensed consolidated financial statements.

F-1

uSell.com, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$28,872,702	$24,817,307	$81,141,673	$73,098,642

Cost of Revenue	27,314,910	22,750,001	75,863,429	68,319,317

Gross Profit	1,557,792	2,067,306	5,278,244	4,779,325

Operating Expenses:
Sales and marketing	532,757	468,624	1,617,531	1,259,524
General and administrative	1,312,713	1,605,398	4,207,210	4,594,637
Total operating expenses	1,845,470	2,074,022	5,824,741	5,854,161
Loss from Operations	(287,678)	(6,716)	(546,497)	(1,074,836)

Other (Expense) Income:
Interest income	—	429	—	429
Interest expense	(337,352)	(405,192)	(1,973,281)	(1,090,325)
Change in fair value of placement rights derivative liability	—	—	—	(370,000)
Total Other Expense, Net	(337,352)	(404,763)	(1,973,281)	(1,459,896)

Net Loss	$(625,030)	$(411,479)	$(2,519,778)	$(2,534,732)

Basic and Diluted Loss per Common Share:
Net loss per common share - basic and diluted	$(0.03)	$(0.02)	$(0.13)	$(0.13)

Weighted average number of common shares outstanding during the period - basic and diluted	20,150,640	20,123,042	20,143,783	19,995,689

See accompanying notes to unaudited interim condensed consolidated financial statements.

F-2

uSell.com, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,519,778)	$(2,534,732)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	1,082,093	1,504,049
Stock based compensation expense	374,335	363,604
Amortization of debt issue costs into interest expense	1,063,545	348,393
Loss on disposal of property and equipment	—	112,284
Change in fair value of placement rights derivative liability	—	370,000
Recovery of bad debt expense	—	(1,876)
Changes in operating assets and liabilities:
Accounts receivable	33,985	237,545
Inventory	1,216,046	2,003,507
Prepaid and other current assets	35,307	142,396
Other assets	12,608	11,912
Accounts payable	(120,222)	257,615
Accrued expenses	449,655	(54,647)
Due to related party	48,991	—
Lease termination payable	—	(5,000)
Deferred revenues	(144,946)	(524,324)
Net Cash and Cash Equivalents Provided by Operating Activities	1,531,619	2,230,726

CASH FLOWS FROM INVESTING ACTIVITIES:
Website development costs	(406,703)	(435,116)
Restricted cash	(2,458,773)	(3,528,073)
Cash paid to purchase property and equipment	(18,770)	(69,019)
Security deposits	—	(8,435)
Net Cash and Cash Equivalents Used in Investing Activities	(2,884,246)	(4,040,643)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	8,572,400	2,000,000
Principal repayments of note payable	(8,080,000)	—
Payment of capital lease obligations	(9,456)	—
Cash paid for debt issue costs	(310,129)	(49,551)
Net Cash and Cash Equivalents Provided by Financing Activities	172,815	1,950,449

Net (Decrease) Increase in Cash and Cash Equivalents	(1,179,812)	140,532
Cash and Cash Equivalents - Beginning of Period	1,657,422	1,047,786

Cash and Cash Equivalents - End of Period	$477,610	$1,188,318

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$806,059	$744,931
Taxes	$18,193	$—

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Adjustment to goodwill for inventory valuation	$—	$42,198
Common stock issued in connection with note payable	$—	$402,500
Purchases of property and equipment through capital leases	$14,686	$55,129
Elimination of Placement Rights Derivative Liability	$—	$1,500,000

See accompanying notes to unaudited interim condensed consolidated financial statements.

F-3

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

Note 1 - Organization and Business

uSell.com, Inc., through its wholly-owned subsidiaries (collectively, “uSell,” or the “Company”), is a large market maker of used smartphones. uSell acquires products from both individual sellers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular, LLC (“We Sell Cellular”). The Company maximizes the value of these devices by reclassifying them, adding value to them, and moving them throughout the world to those who want them most. In order to serve its global and highly diverse customer base, uSell leverages both a traditional sales force and an online marketplace where professional buyers of used smartphones can buy inventory on-demand. Through participation on uSell’s online platform and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion, however, that the accompanying unaudited interim condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC, which contains the audited financial statements and notes thereto, together with Management’s Discussion and Analysis, for the years ended December 31, 2016 and 2015. The financial information as of December 31, 2016 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The interim results for the nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for the year ending December 31, 2017 or for any future interim periods.

Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements include the accounts of uSell and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision maker is its Chief Executive Officer. The Company and its Chief Executive Officer view the Company’s operations and manage its business as one operating segment.

Use of Estimates

The preparation of unaudited interim condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited interim condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

F-4

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

Accounts Receivable

Accounts receivable represent obligations from the Company’s customers and are recorded net of allowances for cash discounts, doubtful accounts, and sales returns. The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts was $1,600 at September 30, 2017 and December 31, 2016.

Inventory, net

Inventory, comprised of all finished goods, is stated at the lower of cost (average cost method) or net realizable value. Inventory is recorded net of allowances.

Allowances for slow-moving or obsolete inventory are provided based on historical experience of a variety of factors, including sales volume, product life and levels of inventory at the end of the period. The provision for slow-moving for inventory amounted to $0 and $384,000 for the three months ended September 30, 2017 and 2016, respectively, and $0 and $563,000 for the nine months ended September 30, 2017 and 2016, respectively.

Substantially all of the Company’s inventory purchases are paid for before inventory is received in the Company’s warehouse. Prepaid inventory amounted to approximately $737,000 and $221,000 at September 30, 2017 and December 31, 2016, respectively, and is included in inventory, net in the accompanying condensed consolidated balance sheets.

Revenue Recognition

Revenue is recognized when all of the following conditions exist: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured.

Principal Device Revenue

The Company, through We Sell Cellular, generates revenue from the sales of its cellular telephones and related equipment. The Company recognizes revenue “FOB shipping point” on such sales. Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer when the products leave the Company’s warehouse. Payment terms generally require payment once an order is placed. The Company allows customers to return product within 30 days of shipment if the product is defective. Allowances for product returns are recorded as a reduction of sales at the time revenue is recognized based on historical data. The estimate of the allowance for product returns amounted to approximately $370,000 and $130,000 at September 30, 2017 and December 31, 2016, respectively, and is recorded in accrued expenses in the accompanying condensed consolidated balance sheets.

Agent Commission Revenue

Sellers on the Company’s uSell.com website are shown a list of offers from third party buyers interested in purchasing their devices. If a seller chooses one of these offers, the seller will ship their device directly to the buyer. The buyer is then responsible for testing the device, servicing the customer, and ultimately paying the seller for the device or returning it. The Company charges a commission to the buyers only when the seller sends in a device and is successfully paid for it. As such, the Company recognizes Agent Commission Revenue upon payment to the seller.

Fulfillment Revenue

The Company offers fulfillment services on behalf of its buyers for the items sold using the Agent Commission Revenue approach outlined above. The Company acts as the agent in these fulfillment services transactions, passing orders booked by its buyers to its third party fulfillment vendor, who then assembles the kits and mails them directly to the sellers. The Company earns a standard fee from its buyers and recognizes revenue upon shipment of the kits to the sellers. The Company evaluated the presentation of revenue on a gross versus net basis and determined that since the Company performs as an agent without assuming the risks and rewards of ownership of the goods, revenue should be reported on a net basis.

F-5

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

Advertising Revenue

Advertising revenues primarily come from payments for text-based sponsored links and display advertisements. Generally, the Company’s advertisers pay the Company on a cost per click, or CPC basis, which means advertisers pay only when someone clicks on one of their advertisements, or on a cost per thousand impression basis, or CPM. Paying on a CPM basis means that advertisers pay the Company based on the number of times their advertisements appear on the Company’s websites or mobile applications. Advertising revenue is recognized as income when the advertising services are rendered.

Deferred revenue represents amounts billed to customers or payments received from customers prior to providing services and for which the related revenue recognition criteria have not been met.

Shipping and Handling Costs

The Company follows the provisions of Accounting Standards Codification (“ASC”) Topic 605-45 regarding shipping and handling costs. Shipping and handling costs included in cost of revenue were approximately $146,000 and $108,000 for the three months ended September 30, 2017 and 2016, respectively, and approximately $468,000 and $336,000 for the nine months ended September 30, 2017 and 2016, respectively.

Advertising

Advertising costs are expensed as they are incurred and are included in sales and marketing expenses. Advertising expense amounted to approximately $7,000 and $11,000 for the three months ended September 30, 2017 and 2016, respectively, and approximately $31,000 and $41,000 for the nine months ended September 30, 2017 and 2016, respectively

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institutions. At times, the Company’s cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. At September 30, 2017 and December 31, 2016, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Concentrations of credit risk with respect to accounts receivables is minimal due to the large number of customers comprising the Company’s customer base and generally short payment terms.

Fair Value of Financial Instruments

Financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The fair value of debt approximates its carrying amounts as a market rate of interest is attached to the repayment.

Net Loss per Share

Basic loss per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period, including stock options and warrants, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

F-6

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

The computation of diluted EPS excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	Three and Nine Months Ended September 30,
	2017	2016
Unvested Restricted Stock	141,666	255,000
Vested and Unvested Restricted Stock Units	743,020	743,020
Stock Options	503,667	468,896
Stock Warrants	797,083	802,520
	2,185,436	2,269,436

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standard Board (the “FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 provides guidance for revenue recognition and affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets and supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. The core principle of ASU 2014-09 is the recognition of revenue when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled to in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies will need to use more judgment and make more estimates than under the current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 was initially effective for fiscal years beginning after December 15, 2016 and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company will adopt the standard on January 1, 2018. The Company performed an initial review of the requirements of the standard and is monitoring the activity of the FASB and the transition resource group as it relates to specific interpretive guidance that may impact the Company. The Company is currently completing detailed review of its revenue recognition methods to determine necessary adjustments to existing accounting policies and procedures and to support an evaluation of the standard’s impact on its consolidated financial statements and disclosures included within the notes to the consolidated financial statements. Based on reviews performed, the Company does not expect its revenues to be materially impacted by the implementation of this guidance. Additionally, the new guidance will require enhanced disclosures, including additions to the Company’s revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The Company may identify other impacts from the implementation of this guidance as it continues its assessment.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory” simplifying the measurement of inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which consists of estimated selling prices in the ordinary course of business, less reasonably predictable cost of completion, disposal, and transportation. The new guidance eliminates unnecessary complexity that exists under current “lower of cost or market” guidance. For public entities, ASU No. 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The guidance is to be applied prospectively as of the beginning of an interim or annual reporting period, with early adoption permitted. The Company adopted the methodologies prescribed by ASU 2015-11 as of January 1, 2017. The adoption of ASU 2015-11 did not have a material effect on the Company’s financial position or results of operations.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. The amendments in this update cover such areas as the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016. This guidance can be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. The Company adopted the methodologies prescribed by ASU 2016-09 as of January 1, 2017. The adoption of ASU 2016-09 did not have a material effect on the Company’s financial position or results of operations.

In May 2017, the FASB issued ASU 2017-09, “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting “(“ASU 2017-09”). ASU 2017-09 provides clarity and reduces both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic 718, Compensation-Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU 2017-09 is effective for all annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

F-7

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

Note 3 - Intangible Assets

Intangible assets, net is as follows:

September 30, 2017	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade Name	7	$2,622,000	$(717,922)	$1,904,078
Customer Relationships	5	2,008,000	(769,741)	1,238,259
eBay Reputation Relationship	1	369,000	(369,000)	—
Non-Compete Agreement	1	283,000	(283,000)	—
Intangible assets, net		$5,282,000	$(2,139,663)	$3,142,337

December 31, 2016	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade Name	7	$2,622,000	$(436,996)	$2,185,004
Customer Relationships	5	2,008,000	(468,538)	1,539,462
eBay Reputation Relationship	1	369,000	(369,000)	—
Non-Compete Agreement	1	283,000	(283,000)	—
Intangible assets, net		$5,282,000	$(1,557,534)	$3,724,466

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense amounted to $194,000 and $357,000 for the three months ended September 30, 2017 and 2016, respectively, and $582,000 and $1,071,000 for the nine months ended September 30, 2017 and 2016, respectively.

Future annual estimated amortization expense is summarized as follows:

Years ending December 31,
2017 (remaining three months)	$194,043
2018	776,171
2019	776,171
2020	709,230
2021	374,571
2022	312,151
$3,142,337

Note 4 – Capitalized Technology, Net

Capitalized technology consists of the following:

	September 30, 2017	December 31, 2016
Gross value	$3,578,117	$3,171,414
Accumulated amortization	(2,693,693)	(2,237,221)
Net value	$884,424	$934,193

Capitalized technology is amortized on a straight-line basis over estimated useful lives of three years. Amortization expense amounted to $150,000 and $139,000 for the three months ended September 30, 2017 and 2016, respectively, and $456,000 and $402,000 for the nine months ended September 30, 2017 and 2016, respectively, and is included in cost of revenue.

F-8

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

Future annual estimated amortization expense is summarized as follows:

Years ending December 31,
2017 (remaining three months)	$142,035
2018	438,186
2019	247,463
2020	56,740
$884,424

Note 5 - Promissory Note

At September 30, 2017, the Company’s Note (as defined below) is comprised of the following:

Principal Balance	$8,660,000
Less: Unamortized discount and debt issue costs	(349,852)
Total Notes, net of unamortized discount and debt issue costs	8,310,148
Less: Current portion of Notes	—
Long-term Notes	$8,310,148

On January 13, 2017 (the “Closing Date”), the Company entered into a Note Purchase Agreement (the “NPA”) with an institutional investor (the “Lender”) and in Lender’s capacity as a purchaser and as the agent (the “Agent”) for all purchasers from time to time party to the NPA pursuant to which the Company issued the Lender a secured term note in the principal amount of $8,660,000 at an original issue discount of 1%, for gross proceeds of $8,572,400 (the “Note”). The Note matures three years from issuance and bears interest at an annual rate of 13.25%, which interest is due and payable monthly in arrears. In addition, the Company paid the Lender a fee equal to 2% of the aggregate original principal amount of the Note and will pay the Lender a monthly maintenance fee based on an annual rate of 0.75% of the aggregate original principal amount of the Note. The Note is prepayable after 18 months with a 3% prepayment penalty. The Note contains customary financial covenants. In connection with the issuance of the Note, the Company granted the Lender a right of first refusal to participate in future financings (with certain exceptions) for as long as the principal balance of the Note remains outstanding.

On June 29, 2017, the Company entered into a First Amendment to Note Purchase Agreement, effective as of June 29, 2017, with the Lender and the Agent pursuant to which the Company amended the terms of its financial covenant related to the interest coverage ratio.

In connection with the execution of the NPA and issuance of the Note, the Company and certain of its wholly-owned subsidiaries, We Sell Cellular (collectively, the “Debtors”) entered into a Security Agreement for the benefit of the Lender and Agent. Pursuant to the Security Agreement, the Debtors granted the Agent (for the benefit of the Lender) a lien on all of each Debtor’s respective assets, including, but not limited to, equipment, inventory, accounts, and intellectual property. The wholly-owned subsidiaries which are parties to the Security Agreement also jointly and severally guaranteed payment and performance of all obligations under the Note and related debt transaction documents. The Company also entered into a Trademark Security Agreement with the Lender incorporating the terms of the Security Agreement with respect to the Company’s trademark-related collateral.

As additional collateral to guarantee the Note and related obligations, the Company and certain of its wholly-owned subsidiaries also entered into a Pledge Agreement for the benefit of the Agent pursuant to which they pledged the equity interests of certain of their wholly-owned subsidiaries, including BST and We Sell Cellular, and the Company pledged its equity interest in the Special Purpose Entity (see Note 6).

In connection with the above, the Management Agreement effective as of October 1, 2015 by and among the Company, Nik Raman, Brian Tepfer, Scott Tepfer, and Daniel Brauser, the Company’s Executive Chairman, was amended to clarify that nothing in the Management Agreement precludes the Agent’s ability to exercise its remedies as a secured creditor party under the Note and related agreements.

The Company maintains a dedicated bank account with a third party custodian pursuant to which all accounts receivable and Collateral proceeds (as defined in the NPA) are deposited to this account. The Company can only access funds in this account in accordance with the terms of the NPA. This account is controlled by the Lender and is presented as restricted cash in the accompanying condensed consolidated balance sheet.

F-9

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

The Company recorded a discount on the Note of $88,000 which is being accreted to non-cash interest expense over the contractual term of the Note. During the three and nine months ended September 30, 2017, accretion of the discount amounted to $7,000 and $19,000, respectively. Contractual interest expense on the Note amounted to $299,000 and $867,000 for the three and nine months ended September 30, 2017, respectively.

The Company incurred fees associated with the closing of the Note of $360,000. These amounts have been treated as a debt issue cost and, accordingly, have been recorded as a direct deduction from the carrying amount of Note and are being amortized to interest expense over the contractual term of the Note. During the three and nine months ended September 30, 2017, accretion of the fees amounted to $30,000 and $78,000, respectively.

The Company applied the proceeds received upon issuance of the Note to repay all amounts outstanding under its prior credit facility with certain institutional investors for which BAM Administrative Services, LLC acted as agent (the “BAM Facility”). At the time of repayment, amounts of principal outstanding under the BAM Facility were $8,080,000, with accrued interest and fees bringing the total payoff amount to $8,140,295. As a result of the termination of the BAM Facility, the Company amortized the remaining balance of the debt issue costs, amounting to $966,000, to interest expense in the accompanying condensed consolidated statement of operations.

Note 6 – Special Purpose Entity

On the January 13, 2017, the Company and the Lender (the “Manager”) formed a special purpose entity as a Delaware limited liability company (the “SPE”), for the purpose of purchasing, refurbishing, repairing and reselling cell phones, smart phones, tablets and related accessories. The Manager is the sole manager of the SPE. The Manager invested $5,200,000 in equity in exchange for all of the membership interests. Of this sum, $5,000,000 will be used by the SPE for the purchase of approved inventory. Profits from the SPE will be distributed to the Manager and to the Company based on certain return thresholds, as defined in Limited Liability Company Agreement.

As further detailed in the Services Agreement entered into between the Company and the SPE on the Closing Date, the Company will provide all administrative and inventory management services necessary to the SPE’s daily operations. The Company and its personnel will not be compensated for providing services to the SPE, and the Company will generally be responsible for the costs of providing services to the SPE. However, the SPE will be responsible for costs directly related to acquiring and refurbishing the SPE’s inventory, shipping, certain tax accounting fees approved by the Manager, and other costs. The Services Agreement allows the Company to purchase inventory for its account and not for the SPE’s account until the Company has no available capital to purchase inventory.

The Company conducted an evaluation of its involvement with the SPE, which is considered to be a related party business entity, as of September 30, 2017, in order to determine whether the SPE was a variable interest entity (“VIE”) requiring consolidation or disclosure in the condensed consolidated financial statements of the Company. The SPE was determined to be a related party business entity because the Manager of the SPE is also the Lender to the Company’s NPA, as described in Note 5. The Company evaluated the purpose for which the SPE was created and the nature of the risks in the entity as required by the guidance under ASC 810-10-25, “Consolidation.” Based upon the Company’s analysis, the Company concluded that the SPE is not deemed to be a VIE and as such it should not be consolidated within the Company’s condensed consolidated financial statements.

As of September 30, 2017, the net amount due to the SPE for accounts receivable collected on its behalf was $49,000 and is recorded as due to related party in the accompanying condensed consolidated balance sheets.

Expense reimbursements for the three months ended September 30, 2017 amounted to $139,000, of which $100,000 was recorded in cost of revenues and $39,000 was recorded in sales and marketing. Expense reimbursements for the nine months ended September 30, 2017 amounted to $402,000, of which $261,000 was recorded in cost of revenues and $141,000 was recorded in sales and marketing. There were no profit distributions made to the Company from the SPE during the three and nine months ended September 30, 2017. The Company will account for profit distributions generated from the SPE as a component of its principal device revenue.

F-10

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

Note 7 – Capital Lease Obligations

We are obligated under capital leases under which the aggregate present value of the minimum lease payments amounted to $75,000. The present value of the minimum lease payments was calculated using a discount rate of 8.6%. The future minimum lease payments under the capital lease at September 30, 2017 is as follows:

Years ending December 31,
2017 (remaining three months)	$4,653
2018	18,611
2019	18,611
2020	18,611
2021	13,506
2022	549
74,541
Less: Amounts representing interest	10,661
Principal portion	63,880
Less: Current portion	14,029
Capital lease obligations, net of current portion	$49,851

The capital lease obligations are collateralized by underlying property and equipment. As of September 30, 2017, the gross amount of property and equipment under non-cancelable capital leases was $80,000 and the amount of accumulated amortization was $14,000.

Note 8 - Commitments and Contingencies

Management Incentive Compensation Plan

On July 27, 2016, the Company adopted its Management Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan provides that each quarter that the Company meets certain gross EBITDA thresholds, participants will be eligible to receive quarterly bonuses. The Incentive Plan is effective through September 2018. The Incentive Plan provides for minimum bonus eligibility thresholds set at quarterly gross EBITDA levels that ensure that the Company will remain cash-flow positive and in compliance with all debt covenants over the term after payment of bonuses. If the Company does not meet the minimum EBITDA threshold in a given quarter, no bonus is payable under the Incentive Plan for that quarter. Bonuses will be subject to adjustment in the event the Company’s year-end audit results in restatement of a prior quarter’s EBITDA. For the three and nine months ended September 30, 2017, a total of $180,000 was earned under the Incentive Plan. As of September 30, 2017 and December 31, 2016, $90,000 and $52,000 is included in accrued expenses.

Legal Proceedings

From time to time, the Company is a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this report, the Company is not aware of any proceeding, threatened or pending, against the Company which, if determined adversely, would have a material effect on its business, results of operations, cash flows or financial position.

Operating Leases

The Company leases space for operations, sales, customer support and corporate purposes under a lease agreement that expires in August 2018. The Company also leases space for its warehouse and office under a lease that expires in September 2021. The leases contain provisions requiring the Company to pay maintenance, property taxes and insurance and require scheduled rent increases. Rent expense is recognized on a straight-line basis over the terms of the leases.

Rent expense, amounting to $86,000 and $63,000 for the three months ended September 30, 2017 and 2016, respectively, and $260,000 and $149,000 for the nine months ended September 30, 2017 and 2016, respectively, is included in general and administrative expense in the accompanying condensed consolidated statements of operations.

Note 9 - Stock-Based Compensation

On April 12, 2017, the Company amended its 2008 Equity Incentive Plan (the “Plan”) to increase the number of authorized shares of common stock under the Plan by 150,000 shares, increasing the available number of shares authorized under the Plan to 1,732,023 shares.

F-11

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

Stock Option Grants

On May 11, 2017, the Company granted an aggregate of 265,000 stock options to certain employees for future services. These options had a fair value of $151,100, using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.55%
Expected dividend yield	0%
Expected volatility	139.48%
Expected term	3.5 years

The options are exercisable over a five-year term and vest over three years. The Company recorded $13,000 and $17,000 during the three and nine months ended September 30, 2017, respectively, as compensation expense pertaining to these grants.

The following table summarizes the Company’s stock option activity for the nine months ended September 30, 2017:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2016	434,998	$2.59	1.7	$—
Granted	265,000	0.70
Exercised	—	—
Forfeited or Canceled	(196,331)	(2.93)
Outstanding – September 30, 2017	503,667	$1.46	3.3	$—

Exercisable – September 30, 2017	236,166	$2.27	1.9	$—

The Company recorded non-cash compensation expense of $17,000 and $5,000 for the three months ended September 30, 2017 and 2016, respectively, and $28,000 and $13,000 for the nine months ended September 30, 2017 and 2016, respectively, pertaining to stock option grants.

Total unrecognized compensation expense related to unvested stock options at September 30, 2017 amounts to $154,000 and is expected to be recognized over a weighted average period of 2.5 years.

The following table summarizes the Company’s stock option activity for non-vested options for the nine months ended September 30, 2017:

	Number of Options	Weighted Average Grant Date Fair Value
Balance at December 31, 2016	45,001	$0.86
Granted	265,000	0.57
Vested	(35,833)	(0.68)
Forfeited or Canceled	(6,667)	(1.28)
Balance at September 30, 2017	267,501	$0.60

Warrants

As of September 30, 2017 and December 31, 2016, there were 797,083 and 801,250 warrants outstanding and exercisable, respectively, with a weighted average exercise price of $3.19 per share. The weighted average remaining contractual life of the warrants outstanding and exercisable at September 30, 2017 and December 31, 2016 was 1.8 and 2.8 years, respectively, and the aggregate intrinsic value was $0.

F-12

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

The Company did not grant any warrants to purchase shares of common stock during the nine months ended September 30, 2017 and 2016.

There was no expense pertaining to warrants recorded during the nine months ended September 30, 2017 and 2016.

Restricted Stock Awards

During the nine months ended September 30, 2017, the Company granted 18,000 fully vested shares of common stock to an advisor for services provided. The fair value of the common stock on the dates of grant ranged from $0.60 to $0.85 per share. The aggregate grant date fair value of the awards amounted to $12,900, of which $3,700 and $12,900 was recorded as compensation expense during the three and nine months ended September 30, 2017, respectively.

During the nine months ended September 30, 2017, the Company granted 2,000 fully vested shares of common stock to an advisor for services provided. The fair value of the common stock on the date of grant ranged from $0.70 to $0.80 per share. The aggregate grant date fair value of the awards amounted to $1,500, of which $800 and $1,500 was recorded as compensation expense during the three and nine months ended September 30, 2017.

A summary of the restricted stock award activity for the nine months ended September 30, 2017 is as follows:

Number of Shares

Unvested Outstanding at December 31, 2016	793,333
Granted	20,000
Forfeited	—
Vested	(261,250)
Unvested Outstanding at September 30, 2017	552,083

The Company recorded non-cash compensation expense of $115,000 and $87,000 for the three months ended September 30, 2017 and 2016, respectively, and $346,000 and $351,000 for the nine months ended September 30, 2017 and 2016, respectively.

Total unrecognized compensation expense related to unvested stock awards and unvested restricted stock units at September 30, 2017 amounts to $367,000 and is expected to be recognized over a weighted average period of 0.9 years.

Note 10 – Customer and Vendor Concentrations

Customer Concentration

During the three months ended September 30, 2017 and 2016, no customers represented 10% or more of the Company’s revenues. During the three months ended September 30, 2017 and 2016, 62% and 65% of the Company’s revenues, respectively, were originated in the United States, 19% and 24%, respectively, were originated in Europe and 13% and 8%, respectively, were originated in Hong Kong.

During the nine months ended September 30, 2017 and 2016, no customers represented 10% or more of the Company’s revenues. During the nine months ended September 30, 2017 and 2016, 67% and 65% of the Company’s revenues, respectively, were originated in the United States, 16% and 20% of the Company’s revenues, respectively, were originated in Europe and 12% and 13% of the Company’s revenues were originated in Hong Kong.

At September 30, 2017, no customers represented 10% or more of the Company’s accounts receivable. At December 31, 2016, two customers represented 10% or more of accounts receivable, accounting for 22% and 15% of the Company’s accounts receivable.

Vendor Concentration

During the three months ended September 30, 2017, three vendors represented 10% or more of purchases, accounting for 34%, 33% and 16% of the Company’s purchases. During the three months ended September 30, 2016, two vendors represented 10% or more of purchases, accounting for 62% and 15% of the Company’s purchases.

F-13

uSell.com, Inc and Subsidiaries
Notes to Interim Condensed Consolidated Financial Statements
September 30, 2017
(Unaudited)

During the nine months ended September 30, 2017, two vendors represented 10% or more of purchases, accounting for 57% and 20% of the Company’s purchases. During the nine months ended September 30, 2016, one vendor represented 10% or more of purchases, accounting for 81% of the Company’s purchases.

At September 30, 2017 and December 31, 2016, one vendor represented 10% or more of accounts payable, accounting for 57% and 52% of accounts payable, respectively.

Note 11 – Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued for potential recognition or disclosure. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On November 13, 2017, the Company entered into a Second Amendment to Note Purchase Agreement (the “Second Amendment”), effective November 2, 2017, with the Lender and the Agent pursuant to which the Company amended the terms of its financial covenant related to the outstanding principal amount of loan to EBITDA ratio. The Second Amendment also includes a requirement for the Company to complete an equity raise of at least $1 million on or prior to December 31, 2017.

F-14

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of uSell.com, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of uSell.com, Inc. and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of uSell.com, Inc. and Subsidiaries, as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

West Palm Beach, FL

March 30, 2017

F-16

uSell.com, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2016	2015

Assets
Current Assets:
Cash and cash equivalents	$1,657,422	$1,047,786
Restricted cash	982,064	801,230
Accounts receivable, net	430,171	463,187
Inventory	8,874,099	7,099,970
Prepaid expenses and other current assets	130,141	297,023
Total Current Assets	12,073,897	9,709,196

Property and equipment, net	191,957	193,243
Goodwill	8,448,759	8,406,561
Intangible assets, net	3,724,466	5,043,972
Capitalized technology, net	934,193	886,543
Other assets	124,358	79,145

Total Assets	$25,497,630	$24,318,660

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$4,328,422	$2,563,598
Accrued expenses	916,961	729,160
Deferred revenue	374,098	814,295
Promissory note payable	673,332	-
Capital lease obligation	10,664	-
Lease termination payable	-	5,000
Total Current Liabilities	6,303,477	4,112,053

Promissory note payable, net of current portion	6,441,000	5,087,043
Capital lease obligation, net of current portion	47,986	-
Placement rights derivative liability	-	1,130,000
Total Liabilities	12,792,463	10,329,096

Stockholders' Equity:
Convertible Series A preferred stock; $0.0001 par value; 325,000 shares authorized; no shares issued and outstanding	-	-
Convertible Series B preferred stock; $0.0001 value per share; 4,000,000 shares authorized; no shares issued and outstanding	-	-
Convertible Series C preferred stock; $0.0001 value per share; 146,667 shares authorized; no shares issued and outstanding	-	-
Convertible Series E preferred stock; $0.0001 value per share; 103,232 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.0001 par value; 43,333,333 shares authorized; 20,134,999 shares and 19,751,999 shares issued and outstanding, respectively	2,013	1,976
Additional paid in capital	71,089,882	68,662,578
Accumulated deficit	(58,386,728)	(54,674,990)
Total Stockholders' Equity	12,705,167	13,989,564

Total Liabilities and Stockholders' Equity	$25,497,630	$24,318,660

See accompanying notes to consolidated financial statements.

F-17

uSell.com, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2016	2015
Revenue	$94,656,735	$27,093,928

Cost of Revenue	88,834,912	23,549,098

Gross Profit	5,821,823	3,544,830

Operating Expenses:
Sales and marketing	1,680,364	2,037,371
General and administrative	5,986,273	6,344,539
Total operating expenses	7,666,637	8,381,910
Loss from Operations	(1,844,814)	(4,837,080)

Other (Expense) Income:
Interest income	429	956
Interest expense	(1,497,353)	(189,245)
Change in fair value of placement rights derivative liability	(370,000)	-
Total Other Expense, Net	(1,866,924)	(188,289)

Loss before Income Tax Benefit	(3,711,738)	(5,025,369)

Income Tax Benefit	-	2,392,994

Net Loss	$(3,711,738)	$(2,632,375)

Net loss per common share - basic and diluted	$(0.19)	$(0.27)

Weighted average number of common shares outstanding during the period - basic and diluted	20,029,701	9,687,951

See accompanying notes to consolidated financial statements.

F-18

uSell.com, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders' Equity

Years Ended December 31, 2016 and 2015

	Series A Preferred Stock, $0.0001 Par Value		Series B Preferred Stock, $0.0001 Par Value		Series C Preferred Stock, $0.0001 Par Value		Series E Preferred Stock, $0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2015	100,000	$10	951,250	$95	146,667	$15	103,232	$10

Conversion of Series A Preferred Stock to Common Stock	(100,000)	(10)	-	-	-	-	-	-

Conversion of Series B Preferred Stock to Common Stock	-	-	(951,250)	(95)	-	-	-	-

Conversion of Series C Preferred Stock to Common Stock	-	-	-	-	(146,667)	(15)	-	-

Conversion of Series E Preferred Stock to Common Stock	-	-	-	-	-	-	(103,232)	(10)

Issuance of Common Stock in connection with We Sell Cellular acquisition	-	-	-	-	-	-	-	-

Issuance of Common Stock in connection with Note Purchase Agreement	-	-	-	-	-	-	-	-

Stock based compensation	-	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-

Balance, December 31, 2015	-	$-	-	$-	-	$-	-	$-

Issuance of common stock in connection with Note Purchase Agreement	-	-	-	-	-	-	-	-

Reclassification of Derivative Liability upon Elimination of Placement Rights	-	-	-	-	-	-	-	-

Stock based compensation	-	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-

Balance, December 31, 2016	-	$-	-	$-	-	$-	-	$-

See accompanying notes to consolidated financial statements.

F-19

uSell.com, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders' Equity

Years Ended December 31, 2016 and 2015

(Continued)

	Common Stock, $0.0001 Par Value		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Paid in Capital	Deficit	Equity
Balance, January 1, 2015	7,533,817	$753	$54,610,843	$(52,042,615)	$2,569,111

Conversion of Series A Preferred Stock to Common Stock	100,000	10	-	-	-

Conversion of Series B Preferred Stock to Common Stock	60,411	6	89	-	-

Conversion of Series C Preferred Stock to Common Stock	146,667	15	-	-	-

Conversion of Series E Preferred Stock to Common Stock	103,232	10	-	-	-

Issuance of Common Stock in connection with We Sell Cellular acquisition	9,358,837	936	10,387,373	-	10,388,309

Issuance of Common Stock in connection with Note Purchase Agreement	860,000	86	725,714	-	725,800

Stock based compensation	1,589,035	160	2,938,559	-	2,938,719

Net loss	-	-	-	(2,632,375)	(2,632,375)

Balance, December 31, 2015	19,751,999	$1,976	$68,662,578	$(54,674,990)	$13,989,564

Issuance of common stock in connection with Note Purchase Agreement	350,000	35	402,465	-	402,500

Reclassification of Derivative Liability upon Elimination of Placement Rights	-	-	1,500,000	-	1,500,000

Stock based compensation	33,000	2	524,839	-	524,841

Net loss	-	-	-	(3,711,738)	(3,711,738)

Balance, December 31, 2016	20,134,999	$2,013	$71,089,882	$(58,386,728)	$12,705,167

See accompanying notes to consolidated financial statements.

F-20

uSell.com, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,711,738)	$(2,632,375)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	1,912,077	819,604
(Recovery of) Provision for bad debt expense	(1,876)	5,432
Stock based compensation expense	524,841	2,953,969
Deferred tax benefit	-	(2,392,994)
Amortization of debt issue costs into interest expense	479,340	51,564
Loss on disposal of property and equipment	112,284	-
Change in fair value of placement rights derivative liability	370,000	-
Changes in operating assets and liabilities:
Accounts receivable	34,892	(76,205)
Inventory	(1,816,327)	(3,718,347)
Prepaid and other current assets	166,882	669,565
Other assets	13,222	(26,750)
Accounts payable	1,764,824	727,466
Accrued expenses	187,801	(173,297)
Lease termination payable	(5,000)	(10,000)
Deferred revenues	(440,197)	459,400
Net Cash and Cash Equivalents Used In Operating Activities	(408,975)	(3,342,968)

CASH FLOWS FROM INVESTING ACTIVITIES:
Website development costs	(595,528)	(601,404)
Cash paid for acquisition, net of cash acquired	-	(2,365,859)
Restricted cash	(180,834)	(801,230)
Cash paid to purchase property and equipment	(93,686)	(16,789)
Security deposits	(8,435)	-
Net Cash and Cash Equivalents Used In Investing Activities	(878,483)	(3,785,282)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	2,000,000	6,000,000
Payment of capital lease obligations	(3,355)	-
Cash paid for debt issue costs	(99,551)	(238,721)
Net Cash and Cash Equivalents Provided By Financing Activities	1,897,094	5,761,279

Net Increase (Decrease) in Cash and Cash Equivalents	609,636	(1,366,971)
Cash and Cash Equivalents - Beginning of Period	1,047,786	2,414,757

Cash and Cash Equivalents - End of Period	$1,657,422	$1,047,786

F-21

uSell.com, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Continued)

	Year Ended December 31,
	2016	2015
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$1,018,529	$136,858
Taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Adjustment to goodwill for inventory valuation	$42,198	$-
Elimination of Placement Rights Derivative Liability	$1,500,000	$-
Purchases of property and equipment through capital leases	$62,005	$-
Common stock issued in connection with note payable	$402,500	$725,800
Common stock issued in connection with We Sell Cellular Acquisition	$-	$10,388,309
Fair value of Placement Rights in connection with We Sell Cellular acquisition	$-	$1,130,000
Common stock issued for services	$-	$4,450
Conversion of Series A preferred stock into common stock	$-	$10
Conversion of Series B preferred stock into common stock	$-	$95
Conversion of Series C preferred stock into common stock	$-	$15
Conversion of Series E preferred stock into common stock	$-	$10

See accompanying notes to consolidated financial statements.

F-22

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 1 - Organization and Business

uSell.com, Inc., through its wholly-owned subsidiaries (collectively, “uSell,” or the “Company”), is a technology driven company focused on extracting the maximum value from used mobile devices, at large scale. uSell acquires products from both individual consumers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular, LLC (“We Sell Cellular”). These devices are then distributed globally, leveraging both a traditional sales force and an online marketplace where professional buyers of used smartphones compete to buy inventory in an on-demand fashion. Through participation on uSell’s marketplace platforms and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of uSell and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The operating results for We Sell Cellular are included in the consolidated financial statements from the effective date of acquisition of October 26, 2015.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision maker is its Chief Executive Officer. The Company and its Chief Executive Officer view the Company’s operations and manage its business as one operating segment.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from these estimates.

Cash and Cash Equivalents

All highly liquid investments with an original maturity of 90 days or less when purchased are considered to be cash equivalents. Cash equivalents are stated at cost, which approximates market value. Cash equivalents generally consist of money market accounts.

Accounts Receivable

Accounts receivable represent obligations from the Company’s customers and are recorded net of allowances for cash discounts, doubtful accounts, and sales returns. The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts was $1,600 and $14,300 at December 31, 2016 and 2015 respectively.

F-23

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Inventory, net

Inventory, comprised of all finished goods, is stated at the lower of cost (average cost method) or market. Inventory is recorded net of allowances.

Allowances for slow-moving or obsolete inventory are provided based on historical experience of a variety of factors, including sales volume, product life and levels of inventory at the end of the period. The allowance for slow-moving or obsolete inventory amounted to $115,000 and $0 at December 31, 2016 and 2015, respectively.

Substantially all of the Company’s inventory purchases are paid for before inventory is received in the Company’s warehouse. Prepaid inventory amounted to approximately $221,000 and $133,000 at December 31, 2016 and 2015, respectively, and is included in inventory, net in the accompanying consolidated balance sheets.

Property and Equipment

Property and equipment represent costs associated with leasehold improvements, software, and computer and office equipment. Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation on property and equipment is calculated on the straight-line basis over the estimated useful lives of the related assets, which typically range from three to five years. Leasehold improvements are amortized over the shorter of the estimated useful lives or the remaining lease term. Maintenance and repairs are expensed as incurred; expenditures that enhance the value of property or extend their useful lives are capitalized. When assets are sold or returned, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income.

Capitalized Technology Costs

In accordance with Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software, the Company capitalizes certain external and internal computer software costs incurred during the application development stage. The application development stage generally includes software design and configuration, coding, testing and installation activities. Training and maintenance costs are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized technology costs are amortized over the estimated useful lives of the software assets on a straight-line basis, generally not exceeding three years.

Business Combinations

ASC 805, Business Combinations (“ASC 805”), applies the acquisition method of accounting for business combinations to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. ASC 805 establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Accounting for acquisitions requires the Company to recognize, separately from goodwill, the assets acquired and the liabilities assumed at their acquisition-date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition-date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, the estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of comprehensive loss.

Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill and other intangibles with indefinite lives should be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

F-24

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis (December 31 for the Company) and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. In evaluating goodwill for impairment, the Company has the option to first assess qualitative factors to determine whether further impairment testing is necessary. Among other relevant events and circumstances that affect the fair value of reporting units, the Company considers individual factors such as macroeconomic conditions, changes in the Company’s industry and the markets in which the Company operates, as well as the Company’s historical and expected future financial performance. If the Company concludes that it is more likely than not that a reporting unit's fair value is less than its carrying value, recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of each of reporting unit with its carrying amount. If a reporting unit’s carrying amount exceeds its fair value, the second step is performed. The second step involves a comparison of the implied fair value and carrying value of that reporting unit’s goodwill. To the extent that a reporting unit’s carrying amount exceeds the implied fair value of its goodwill, an impairment loss is recognized.

The valuation of fair value for reporting units is determined based on a discounted future cash flow model that uses six years of projected cash flows and a terminal value based on growth assumptions. Rates used to discount cash flows are dependent upon interest rates and the cost of capital based on the Company’s industry and capital structure, adjusted for equity and size risk premiums based on market capitalization. Estimates of future cash flows are dependent on the Company’s knowledge and experience about past and current events and assumptions about conditions expected to exist, including long-term growth rates, capital requirements and useful lives. The Company’s estimates of cash flows are also based on historical and future operating performance, economic conditions and actions the Company expects to take.

In making its assessments of fair value, the Company relies on its knowledge and experience about past and current events and assumptions about conditions expected to exist in the future. These assumptions are based on a number of factors, including future operating performance, economic conditions, actions the Company expects to take and present value techniques. There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of goodwill impairment. It is possible that assumptions underlying the impairment analysis will change in such a manner that impairment in value may occur in the future. There was no impairment of goodwill as of December 31, 2016 and 2015.

Intangible assets represent customer relationships and trade names/trademarks related to We Sell Cellular. Finite lived assets are amortized on a straight-line basis over the estimated useful lives of the assets. Indefinite lived intangible assets are not amortized, but instead are subject to annual impairment evaluation.

The Company periodically reviews the carrying values of its intangible assets and other long-lived assets when events or changes in circumstances indicate that it is more likely than not that their carrying values may exceed their fair values, and records an impairment charge when considered necessary. When circumstances indicate that an impairment of value may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying amount of the asset over its estimated fair value, is recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest. During the years ended December 31, 2016 and 2015, the Company noted no indicators of impairment.

Debt Issue Costs

Debt issuance costs incurred in connection with the Company’s debt are capitalized and amortized as interest expense over the term of the related debt. In accordance with Accounting Standards Update (“ASU”) No. 2015-03, “Interest—Imputation of Interest,” the Company presents debt issuance costs as a reduction from the carrying amount of debt.

Convertible Instruments

The Company reviews all of its convertible instruments for the existence of an embedded conversion feature which may require bifurcation, if certain criteria are met. These criteria include circumstances in which:

a)	The economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract,
b)	The hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable GAAP with changes in fair value reported in earnings as they occur, and
c)	A separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to certain requirements (except for when the host instrument is deemed to be conventional).

A bifurcated derivative financial instrument may be required to be recorded at fair value and adjusted to market at each reporting period end date. In addition, the Company may be required to classify certain stock equivalents issued in connection with the underlying debt instrument as derivative liabilities.

For convertible instruments that the Company has determined should not be bifurcated from their host instruments, the Company records discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. Also when necessary, the Company records deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the financing transaction and the effective conversion price embedded in the preferred shares.

Finally, if necessary, the Company will determine the existence of liquidated damage provisions. Liquidated damage provisions are not marked to market, but evaluated based upon the probability that a related liability should be recorded.

F-25

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Common Stock Purchase Warrants and Derivative Financial Instruments

The Company reviews any common stock purchase warrants and other freestanding derivative financial instruments at each balance sheet date and classifies them on the consolidated balance sheet as:

a)	Equity if they (i) require physical settlement or net-share settlement, or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement), or

b)	Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of its common stock purchase warrants and other freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that its outstanding common stock purchase warrants satisfied the criteria for classification as equity instruments at December 31, 2016 and 2015. The Company also determined that the Placement Rights satisfied the criteria for classification as derivative financial instruments at December 31, 2015 (see Note 3).

Contingent Consideration

The Company recognizes the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the acquiree or assets of the acquiree in a business combination. The contingent consideration is classified as either a liability or equity in accordance with ASC 480-10, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” If classified as a liability, the liability is remeasured to fair value at each subsequent reporting date until the contingency is resolved. Increases in fair value are recorded as losses, while decreases are recorded as gains. If classified as equity, contingent consideration is not remeasured and subsequent settlement is accounted for within equity.

Revenue Recognition

Revenue is recognized when all of the following conditions exist: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured.

Principal Device Revenue

The Company, through We Sell Cellular, generates revenue from the sales of its cellular telephones and related equipment. The Company recognizes revenue “FOB shipping point” on such sales. Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer when the products leave the Company’s warehouse. Payment terms generally require payment once an order is placed. The Company allows customers to return product within 30 days of shipment if the product is defective. Allowances for product returns are recorded as a reduction of sales at the time revenue is recognized based on historical data. The estimate of the allowance for product returns amounted to approximately $130,000 and $197,000 at December 31, 2016 and 2015, respectively, and is recorded in accrued expenses in the accompanying consolidated balance sheets.

Under the Company’s “Managed by uSell” service on uSell.com, the Company partnered with a third party logistics company to inspect, wipe and process devices before passing them along to buyers. Under this model, title to a device passes to uSell upon issuance of payment to the seller, which is generally within one to two days from the receipt of the device at the third party warehouse. Title to a device is then transferred to the buyer upon shipment to the buyer.

Agent Commission Revenue

In certain cases, sellers on the Company’s uSell.com website are shown a larger list of offers directly from third party buyers interested in purchasing their devices. These offers are shown instead of or in addition to the “Managed by uSell” offer. If a seller chooses one of these offers, the seller will ship their device directly to the buyer, rather than to the Company’s third party warehouse. The buyer is then responsible for testing the device, servicing the customer, and ultimately paying the seller for the device or returning it. The Company charges a commission to the buyers only when the seller sends in a device and is successfully paid for it. As such, the Company recognizes Agent Commission Revenue upon payment to the seller.

F-26

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Fulfillment Revenue

The Company offers fulfillment services on behalf of its buyers for the items sold using the Agent Commission Revenue approach outlined above. The Company acts as the agent in these fulfillment services transactions, passing orders booked by its buyers to its third party fulfillment vendor, who then assembles the kits and mails them directly to the sellers. The Company earns a standard fee from its buyers and recognizes revenue upon shipment of the kits to the sellers. The Company evaluated the presentation of revenue on a gross versus net basis and determined that since the Company performs as an agent without assuming the risks and rewards of ownership of the goods, revenue should be reported on a net basis.

Advertising Revenue

Advertising revenues primarily come from payments for text-based sponsored links and display advertisements. Generally, the Company’s advertisers pay the Company on a cost per click, or CPC basis, which means advertisers pay only when someone clicks on one of their advertisements, or on a cost per thousand impression basis, or CPM. Paying on a CPM basis means that advertisers pay the Company based on the number of times their advertisements appear on the Company’s websites or mobile applications. Advertising revenue is recognized as income when the advertising services are rendered.

Deferred revenue represents amounts billed to customers or payments received from customers prior to providing services and for which the related revenue recognition criteria have not been met.

Shipping and Handling Costs

The Company follows the provisions of ASC Topic 605-45 regarding shipping and handling costs. Shipping and handling costs included in cost of revenue were approximately $519,000 and $116,000 for the years ended December 31, 2016 and 2015, respectively.

Advertising

Advertising costs are expensed as they are incurred and are included in sales and marketing expenses. Advertising expense amounted to approximately $50,000 and $1,324,000 for the years ended December 31, 2016 and 2015, respectively.

Share-Based Payment Arrangements

The Company accounts for stock options in accordance with ASC 718, “Compensation - Stock Compensation.” ASC 718 requires generally that all equity awards be accounted for at their “fair value.” This fair value is measured on the grant date for stock-settled awards, and at subsequent exercise or settlement for cash-settled awards. Fair value is equal to the underlying value of the stock for “full-value” awards such as restricted stock and performance shares, and is estimated using an option-pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates: previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited. The expense resulting from share-based payments is recorded in general and administrative expense in the accompanying consolidated statements of operations.

Subsequent modifications to outstanding awards result in incremental cost if the fair value is increased as a result of the modification. Thus, a value-for-value stock option repricing or exchange of awards in conjunction with an equity restructuring does not result in additional compensation cost.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-27

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential income tax examinations by federal or state authorities. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. Management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of December 31, 2016.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institutions. At times, the Company’s cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. At December 31, 2016 and 2015, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Concentrations of credit risk with respect to accounts receivables is minimal due to the large number of customers comprising the Company’s customer base and generally short payment terms.

Fair Value of Financial Instruments

Financial instruments, including cash, accounts receivable, accounts payable and accrued expenses are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The fair value of debt approximates its carrying amounts as a market rate of interest is attached to the repayment.

Net Loss per Share

Basic loss per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period, including stock options and warrants, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of diluted EPS excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	Year Ended December 31,
	2016	2015
Unvested Restricted Stock	226,666	356,662
Unvested Restricted Stock Units	743,020	475,000
Stock Warrants	801,250	802,520
Stock Options	434,998	575,685
	2,205,934	2,209,867

F-28

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standard Board (the “FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 provides guidance for revenue recognition and affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets and supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. The core principle of ASU 2014-09 is the recognition of revenue when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled to in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies will need to use more judgment and make more estimates than under the current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 was initially effective for fiscal years beginning after December 15, 2016 and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company will adopt the standard on January 1, 2018, using the full retrospective transition method, which may result in a cumulative-effect adjustment for deferred revenue to the opening balance sheet for 2016 and the restatement of the financial statements for all prior periods presented. The Company continues to evaluate the impact of adoption of this standard on its consolidated financial statements and disclosures.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory” simplifying the measurement of inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which consists of estimated selling prices in the ordinary course of business, less reasonably predictable cost of completion, disposal, and transportation. The new guidance eliminates unnecessary complexity that exists under current “lower of cost or market” guidance. For public entities, ASU No. 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The guidance is to be applied prospectively as of the beginning of an interim or annual reporting period, with early adoption permitted. The Company does not believe the implementation of this standard will have a material impact on its consolidated financial statements and disclosures.

In September 2015, the FASB issued ASU 2015-16, “Business Combinations – Simplifying the Accounting for Measurement-Period Adjustments” (“ASU 2015-16”), which eliminates the current guidance that requires an acquirer in a business combination to account for measurement-period adjustments retrospectively as if the accounting for the business combination had been completed at the acquisition date. Instead, under the new guidance, an acquirer recognizes measurement-period adjustments in the period in which it determines the amount of the adjustment, including the effect on earnings of any amounts that would have been recorded in previous periods if the accounting had been completed at the acquisition date. ASU 2015-16 does not change the criteria for determining whether an adjustment qualifies as a measurement-period adjustment or change the length of the measurement period, which cannot exceed one year from the date of the acquisition. The guidance is effective for annual and interim periods beginning after December 15, 2015, and the guidance is applied prospectively to adjustments to provisional amounts that occur after the adoption date. The Company adopted ASU 2015-16 as of January 1, 2016. The adoption of this guidance impacted the Company’s accounting for its measurement-period adjustment in connection with the Well Sell Cellular acquisition during the year ended December 31, 2016, as described in Note 3.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASU 2016-02”). Under the new guidance, at the commencement date, lessees will be required to recognize a lease liability, which is a lessee‘s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new guidance is not applicable for leases with a term of 12 months or less. Lessor accounting is largely unchanged. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from contracts with customers (Topic 606): Principal versus Agent Considerations Reporting Revenue Gross versus Net” (“ASU 2014-09”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09. Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

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uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

In March 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. The amendments in this update cover such areas as the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016. This guidance can be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). ASU 2016-10 clarifies two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The update is effective for annual periods beginning after December 15, 2017 including interim reporting periods therein. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606) – Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which further amended ASU 2016-09 by providing additional clarity in recognizing revenue from contracts that have been modified prior to the transition period to the new standard, as well as providing additional disclosure requirements for businesses and other organizations that make the transition to the new standard by adjusting amounts from prior reporting periods via retrospective application. The Company is continuing to evaluate the expected impact of this standard on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows: Clarification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”), which eliminates the diversity in practice related to the classification of certain cash receipts and payments in the statement of cash flows, by adding or clarifying guidance on eight specific cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. ASU 206-15 is effective for annual and interim periods beginning after December 15, 2017 and early adoption is permitted. ASU 2016-15 provides for retrospective application for all periods presented. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740)” (“ASU 2016-16”), which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. This guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted using a modified retrospective transition approach. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”), providing specific guidance on the cash flow classification and presentation of changes in restricted cash and restricted cash equivalents. ASU 2016-18 is effective for fiscal years beginning after December 15, 2017 and is to be applied retrospectively. Upon the adoption of the new guidance, the Company will change the presentation of restricted cash in its consolidated statements of cash flows to conform to the new requirements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business” (“ASU 2017-01”). The amendments in ASU 2017-01 is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The Company is currently evaluating the impact of adopting this guidance.

In January 2017, the FASB issued ASU 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 along with amending other parts of the goodwill impairment test. Under ASU 2017-04, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of the reporting unit with its carrying amount, and should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value with the loss not exceeding the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual periods beginning after December 15, 2019, and interim periods therein with early adoption permitted for interim or annual goodwill impairment tests performed after January 1, 2017. At adoption, this update will require a prospective approach. The Company is currently evaluating the impact of adopting this guidance.

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uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 3 – Acquisition

On October 26, 2015 (the “Closing Date”), the Company acquired BST Distribution, Inc., a New York corporation (“BST”), which owns We Sell Cellular, and is engaged primarily in the wholesale acquisition and resale of smartphones and related devices from carriers and big box stores. In connection with the We Sell Cellular acquisition, the Company, BST and We Sell Cellular entered into a financing transaction on October 26, 2015 with BAM Administrative Services, LLC, a Delaware limited liability company (“BAM”), as agent, and an institutional investor (the “Purchaser”), pursuant to which the Company issued and sold the Purchaser a note in the principal amount of $4,040,000.

The Company, BST, and Brian Tepfer and Scott Tepfer (together, the “Tepfers”) entered into a Stock Purchase Agreement (the “SPA”) as a result of which BST became a wholly-owned subsidiary of the Company. The SPA and the related transactions, other than the financing transaction, were effective as of October 1, 2015. Prior to closing of the SPA, the Tepfers owned 100% of the outstanding stock of BST, which owns 100% of the membership interests of We Sell Cellular. In exchange for acquiring 100% of the outstanding stock of BST, the Company issued the Tepfers 9,358,837 shares of the Company’s common stock, subject to adjustment as described below.

In accordance with the SPA, if the Tepfers elected to sell shares of the Company’s common stock, the Company would use its best efforts to assist the Tepfers in selling their shares of common stock acquired under the SPA for up to $6,000,000 in gross proceeds (together and not each) through private placements or public offerings, with target sales of $1,500,000 quarterly, commencing with the quarter ending December 31, 2015 (the “Placement Rights”). If the price per share received by the Tepfers was less than the greater of $1.20 or the product of an EBITDA-based formula, the Company would have been required to issue the Tepfers additional shares of common stock. The Tepfers did not elect to sell shares of common stock during the quarter ending December 31, 2015 and the year ended December 31, 2016.

The fair value of the Placement Rights was determined assuming the Tepfers sold their shares of common stock evenly over four quarters, as permitted under the SPA. Accordingly, the Placement Rights were valued as if they expired on the dates the shares of common stock were sold (see Note 10). In accordance with ASC 480-10, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” the Placement Rights were treated as a derivative liability in the accompanying consolidated balance sheet because the Company was unable to determine if it would have sufficient authorized and unissued shares to deliver to the Tepfers.

On July 27, 2016, the Company entered into an agreement with the Tepfers pursuant to which, effective July 1, 2016, the Tepfers agreed to waive the Placement Rights granted to them under the SPA. Accordingly, the derivative liability pertaining to the Placement Rights was eliminated with a corresponding credit to additional paid in capital (see Note 10).

In addition, pursuant to the SPA, the Company granted the Tepfers certain piggyback registration rights and a right of first refusal to participate in future Company financings. The Company also created a pool of 300,000 restricted stock units which can be granted to employees of We Sell Cellular designated by the Tepfers.

The We Sell Cellular acquisition was accounted for under the acquisition method of accounting. Accordingly, the acquired assets and assumed liabilities were recorded at their estimated fair values, and operating results for We Sell Cellular are included in the consolidated financial statements from the effective date of acquisition of October 26, 2015. Total revenues and income from operations since the date of the We Sell Cellular acquisition, included in the consolidated statement of operations for the year ended December 31, 2015, were approximately $17,646,000 and $55,000, respectively.

During the year ended December 31, 2016, the Company recorded an adjustment to the value of the inventory acquired that existed prior to the acquisition. As a result of the adjustment, the Company recorded an increase in goodwill of $42,198 during the year ended December 31, 2016.

The following unaudited consolidated pro forma information gives effect to the We Sell Cellular acquisition as if the transaction had occurred on January 1, 2015. The following pro forma information is presented for illustration purposes only and is not necessarily indicative of the results that would have been attained had the acquisition been completed on January 1, 2015, nor are they indicative of results that may occur in any future periods.

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uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Year Ended December 31, 2015
Revenues	$78,563,161
Loss from operations	$(2,516,609)
Net loss	$(3,867,598)

Basic and diluted loss per share	$(0.20)

Weighted average shares outstanding – basic and diluted	19,277,511

Note 4 - Property and Equipment

Property and equipment consists of the following at December 31, 2016 and 2015:

	2016	2015
Machinery and Equipment	$89,690	$73,256
Leasehold Improvements	139,254	120,333
Computer Software	21,564	21,564
Furniture and Fixtures	5,645	5,645
	256,153	220,798
Less: Accumulated Depreciation	(64,196)	(27,555)
Property and Equipment, Net	$191,957	$193,243

Depreciation expense on property and equipment amounted to $45,000 and $15,000 for the years ended December 31, 2016 and 2015, respectively.

Note 5 – Intangible Assets, Net

Intangible assets, net is as follows:

December 31, 2016	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade Name	7	$2,622,000	$(436,996)	$2,185,004
Customer Relationships	5	2,008,000	(468,538)	1,539,462
eBay Reputation Relationship	1	369,000	(369,000)	-
Non-Compete Agreement	1	283,000	(283,000)	-
Intangible assets, net		$5,282,000	$(1,557,534)	$3,724,466

December 31, 2015	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade Name	7	$2,622,000	$(62,428)	$2,559,572
Customer Relationships	5	2,008,000	(66,934)	1,941,066
eBay Reputation Relationship	1	369,000	(61,500)	307,500
Non-Compete Agreement	1	283,000	(47,166)	235,834
Intangible assets, net		$5,282,000	$(238,028)	$5,043,972

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense amounted to $1,319,000 and $238,000 for the years ended December 31, 2016 and 2015, respectively.

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uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Future annual estimated amortization expense is summarized as follows:

Years ending December 31,
2017	$776,171
2018	776,171
2019	776,171
2020	709,233
2021	374,571
Thereafter	312,149
$3,724,466

Note 6 – Capitalized Technology, Net

Capitalized technology consists of the following at December 31, 2016 and 2015:

	2016	2015
Gross value	$3,171,414	$2,575,886
Accumulated amortization	(2,237,221)	(1,689,343)
Net value	$934,193	$886,543

Capitalized technology is amortized on a straight-line basis over their estimated useful lives of three years. Amortization expense amounted to $548,000 and $567,000 for the years ended December 31, 2016 and 2015, respectively, and is included in cost of revenue.

Future annual estimated amortization expense is summarized as follows:

Years ending December 31,
2017	$519,680
2018	302,618
2019	111,895
$934,193

Note 7 - Promissory Notes

At December 31, 2016, the Company’s Notes (as defined below) is comprised of the following:

Total Notes	$8,080,000
Less: Unamortized discount and debt issue costs	(965,668)
Total Notes, net of unamortized discount and debt issue costs	7,114,332
Less: Current portion of Notes	673,332
Long-term Notes	$6,441,000

On October 23, 2015 (the “Note Closing Date”), in connection with the closing of the SPA and related transactions, the Company, BST, We Sell Cellular, BAM, as agent, and the Purchaser, an institutional investor, entered into a Note Purchase Agreement (the “BAM NPA”) pursuant to which the Company issued and sold the Purchaser a 1% original issue discount Secured Term Note in the aggregate principal amount of $4,040,000 (the “Initial Note”) in exchange for gross proceeds of $4,000,000.

Within six months of the Note Closing Date, the Company was permitted to receive up to two additional draws of funds in connection with the issuance of additional 1% original issue discount Secured Term Note (the “Deferred Draw Notes,” and with the “Initial Note,” the “Notes”). The BAM NPA provided that the Company could elect to receive a total of another $4,000,000 under the Deferred Draw Notes in compliance with the covenants under the BAM NPA. The proceeds of the Notes could be used for working capital and other general corporate purposes.

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uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The Notes was to mature three years from the Note Closing Date and accrued interest at 13.25% annually, which was payable monthly in arrears, beginning November 1, 2015. Repayment of principal originally commenced seven months from the Note Closing Date in monthly installments of 1/48th of the aggregate principal amount of the Notes (see below). The Notes were prepayable at 103%, beginning one year from the Note Closing Date, in increments of $500,000.

In connection with the issuance of the Initial Note, the Company issued the Purchaser 740,000 shares of its common stock. On December 1, 2015, the Company elected to borrow an additional $2,000,000 and issued the Purchaser a Deferred Draw Note in the principal amount of $2,020,000 and issued the Purchaser an additional 120,000 shares of common stock.

The Company maintained a dedicated bank account with a third party custodian pursuant to which all accounts receivable and Collateral proceeds (as defined in the BAM NPA) were deposited to this account. The Company could only access funds in this account in accordance with the terms of the BAM NPA. This account was controlled by BAM and is presented as restricted cash in the accompanying consolidated balance sheets.

On March 30, 2016, the Company received $2,000,000 in connection with the issuance of a Secured Term Note in the original principal amount of $2,020,000 (the “Second Deferred Draw Note”) under the terms of the Company’s original BAM NPA. In connection with the closing of the Second Deferred Draw Note, the Purchaser was issued an additional 350,000 shares of restricted common stock, consisting of the 120,000 shares required by the original BAM NPA for the issuance of the Second Deferred Draw Note, and an additional 230,000 shares as consideration for the covenant modifications referenced below. The Company paid an additional $31,000 of costs in connection with the closing of the Second Deferred Draw Note.

On March 31, 2016, the Company amended the terms of its BAM NPA with BAM, and the Purchaser, pursuant to which the Company received the following modifications of covenants applicable to the credit facility:

•	The EBITDA covenants would not apply until September 2017;
•	The amortization period of the principal would not commence until September 1, 2017;
•	The interest rate was increased by one-quarter of one percent (25 basis points) from 13.0% to 13.25%;
•	The Company would get 75% credit for new purchase orders towards the borrowing base of the facility instead of the previous 50%; and
•	The Company would get a 90% credit for inventory in transit towards the borrowing base instead of the previous 75%.

The Company analyzed the modification in accordance with ASC 405-20 and ASC 470-50-40. As the present value of the future cash flows of the modified debt was less than 10% different than the cash flows of the original debt, it was determined that the original and new debt instruments were not substantially different. Accordingly, the Company did not treat the original BAM NPA as having been extinguished and exchanged for a new BAM NPA.

The Company determined the value of the 1,210,000 shares of common stock issued to the Purchaser to be $1,128,300, based upon the quoted closing trading price of the Company’s common stock on the date of grant. The issuance of the 1,210,000 shares of common stock has been treated as a debt issue cost and, accordingly, has been recorded as a direct deduction from the carrying amount of Notes and was being amortized to interest expense over the contractual term of the Notes. During the years ended December 31, 2016 and 2015, accretion of the costs amounted to $360,000 and 36,000, respectively.

The Company recorded a discount on the Notes of $80,000 which was being accreted to non-cash interest expense over the contractual term of the Notes. During the years ended December 31, 2016 and 2015, accretion of the discount amounted to $26,000 and $3,000, respectively. Contractual interest expense on the Notes amounted to $1,019,000 and $172,000 for the years ended December 31, 2016 and 2015, respectively.

The Company incurred fees associated with the closing of the Notes of $288,000. These amounts were treated as a debt issue cost and, accordingly, have been recorded as a direct deduction from the carrying amount of Notes and were being amortized to interest expense over the contractual term of the Notes. During the years ended December 31, 2016 and 2015, accretion of the fees amounted to $93,000 and $13,000, respectively.

On January 13, 2017, the Company entered into a Note Purchase Agreement (the “NPA”) with an institutional investor (the “Investor,” the “Lender” or the “Manager”) pursuant to which the Company issued the Lender a secured term note in the principal amount of $8,660,000 at an original issue discount of 1%, for gross proceeds of $8,572,400 (the “2017 Note”). The Company applied the proceeds received upon the issuance of the 2017 Note to repay all amounts outstanding under the BAM NPA. At the time of repayment, amounts of principal outstanding under the BAM NPA were $8,080,000, with accrued interest and fees bringing the total payoff amount to $8,140,296 (see Note 16).

F-34

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 8 – Capital Lease Obligations

We are obligated under a capital lease under which the aggregate present value of the minimum lease payments amounted to $55,000. The present value of the minimum lease payments was calculated using a discount rate of 8.64%. The future minimum lease payments under the capital lease at December 31, 2016 is as follows:

Years ending December 31,
2017	$15,316
2018	15,316
2019	15,316
2020	15,316
2021	10,211
71,475
Less: Amounts representing interest	12,825
Principal portion	58,650
Less: Current portion	10,664
Capital lease obligations, net of current portion	$47,986

The capital lease obligations are collateralized by underlying property and equipment. As of December 31, 2016, the gross amount of property and equipment under non-cancelable capital leases was $62,000 and the amount of accumulated amortization was $3,100.

Note 9 - Commitments and Contingencies

Management Incentive Compensation Plan

On July 27, 2016, the Company adopted its Management Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan provides that each quarter that the Company meets certain gross EBITDA thresholds, participants will be eligible to receive quarterly bonuses. The Incentive Plan is effective through September 2018. The Incentive Plan provides for minimum bonus eligibility thresholds set at quarterly gross EBITDA levels that ensure that the Company will remain cash-flow positive and in compliance with all debt covenants over the term after payment of bonuses. If the Company does not meet the minimum EBITDA threshold in a given quarter, no bonus is payable under the Incentive Plan for that quarter. Bonuses will be subject to adjustment in the event the Company’s year-end audit results in restatement of a prior quarter’s EBITDA. As of December 31, 2016, a total of $104,183 was earned under the Incentive Plan, of which $52,092 has been paid and $52,091 is included in accrued expenses.

Private Sale of Common Stock

On December 22, 2016, Brian Tepfer and Scott Tepfer each sold 500,000 shares of the Company’s common stock at $1.00 per share to an investment fund (the “Purchaser”) and each issued to the Purchaser a five-year option to purchase an additional 500,000 shares of the Company’s common stock at $1.00 per share. The securities were sold in a private transaction which was initiated by an investment fund that has investment power on behalf of the Purchaser. As an inducement to the Purchaser, the Company granted demand and piggy back registration rights to the Purchaser and another shareholder of the Company over which the investment fund exercises investment power. If the registration rights are exercised, the two investment funds will pay the legal and other expenses of the Company.

Legal Proceedings

From time to time, the Company is a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this report, the Company is not aware of any proceeding, threatened or pending, against the Company which, if determined adversely, would have a material effect on its business, results of operations, cash flows or financial position.

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uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Operating Leases

The Company leases space for operations, sales, customer support and corporate purposes under a lease agreement that expires in August 2018. The Company also leases space for its warehouse and office under a lease that expires in September 2021. The leases contain provisions requiring the Company to pay maintenance, property taxes and insurance and require scheduled rent increases. Rent expense is recognized on a straight-line basis over the terms of the leases.

Rent expense, amounting to $235,000 and $100,000 for the years ended December 31, 2016 and 2015, respectively, is included in general and administrative expense in the consolidated statements of operations.

Future annual minimum payments due under the leases are summarized as follows:

Year ended December 31,
2017	$323,000
2018	304,000
2019	225,000
2020	232,000
2021	177,000
$1,261,000

Note 10 – Stockholders’ Equity

Convertible Series A Preferred Stock

In October 2015, in connection with the We Sell Cellular acquisition, holders of 100,000 shares of the Company’s Convertible Series A Preferred Stock agreed to convert their preferred stock into 100,000 shares of common stock. As a result, there are no shares of Convertible Series A Preferred Stock outstanding as of December 31, 2016 and 2015.

Convertible Series B Preferred Stock

In October 2015, in connection with the We Sell Cellular acquisition, holders of 951,250 shares of the Company’s Convertible Series B Preferred agreed to convert their preferred stock converted into 60,411 shares of common stock. As a result, there are no shares of Convertible Series B Preferred Stock outstanding as of December 31, 2016 and 2015.

Convertible Series C Preferred Stock

In October 2015, in connection with the We Sell Cellular acquisition, holders of 146,667 shares of the Company’s Convertible Series C Preferred Stock agreed to convert their preferred stock into 146,667 shares of common stock. As a result, there are no shares of Convertible Series C Preferred Stock outstanding as of December 31, 2016 and 2015.

Series E Preferred Stock

In October 2015, in connection with the We Sell Cellular acquisition, holders of 103,232 shares of the Company’s Convertible Series E Preferred Stock agreed to convert their preferred stock into 103,232 shares of common stock. As a result, there are no shares of Convertible Series E Preferred Stock outstanding as of December 31, 2016 and 2015.

Common Stock

On March 16, 2015, the Company filed a Certificate of Correction pursuant to which the number of authorized shares of the Company’s common stock was decreased from 650,000,000 shares to 43,333,333 shares to properly reflect the Company’s 1-for-15 reverse stock split on January 21, 2014. The par value remained the same. All share and per share amounts have been retroactively restated to reflect the reverse stock split.

F-36

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 12 - Stock-Based Compensation

Stock Option Grants

On January 6, 2016 and April 14, 2016, the Company amended its 2008 Equity Incentive Plan (the “Plan”) to increase the number of authorized shares of common stock under the Plan by 290,000 shares and 200,000 shares, respectively. The Company is now authorized to issue 1,582,023 shares under the Plan. The Plan is administered by the board of directors. Under the Plan, the board of directors is authorized to grant awards to employees, consultants and any other persons to whom the Plan is applicable and to determine the number and types of such awards and the terms, conditions, vesting and other limitations applicable to each such award. The Plan provides for the issuance of both incentive stock options (“ISO’s”) and non-qualified stock options (“NQO’s”). ISO’s can only be granted to employees and NQO’s can be granted to directors, officers, employees, consultants, independent contractors and advisors. As of December 31, 2016, there were 365,188 shares of common stock available for issuance under the Plan.

The fair value of options is estimated on the date of grant using the Black-Scholes option pricing model. The valuation determined by the Black-Scholes pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The risk free rate is based on the U.S. Treasury rate for the expected life at the time of grant, volatility is based on the average of the Company’s long-term implied volatility, the expected life is based on the estimated average of the life of options using the simplified method, and forfeitures are estimated on the date of grant based on certain historical data. The Company utilizes the simplified method to determine the expected life of its options due to insufficient exercise activity during recent years as a basis from which to estimate future exercise patterns. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

During the year ended December 31, 2015, the Company granted 121,000 stock options to employees for future services. These options had a fair value of $79,000, using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.12% – 1.47%
Expected dividend yield	0%
Expected volatility	61.89% - 99.21%
Expected term	3.75 years

The options are exercisable over a five-year term and vest over four years. The Company recorded $16,000 and $26,000 during the years ended December 31, 2016 and 2015, respectively, as compensation expense pertaining to these grants.

In connection with the We Sell Cellular acquisition, on October 26, 2015, the Company determined to accelerate the vesting of stock options previously granted to employees and, therefore, recognized the remaining value of the stock options in the amount of $330,000.

During the year ended December 31, 2016, the Company granted 10,000 stock options to an employee for future services. These options had a fair value of $8,800, using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	0.94%
Expected dividend yield	0%
Expected volatility	166.35%
Expected term	3.5 years

The options are exercisable over a five-year term and vest over three years. The Company recorded $2,000 during the year end December 31, 2016, as compensation expense pertaining to these grants.

F-37

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The following table summarizes the Company’s stock option activity for the year ended December 31, 2016:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2015	575,685	$2.75	3.0	$1,509
Granted	10,000	1.00
Exercised	-	-
Forfeited or Canceled	(150,687)	3.10
Outstanding – December 31, 2016	434,998	$2.59	1.7	$-

Exercisable – December 31, 2016	389,997	$2.74	1.4	$-

The Company recorded non-cash compensation expense of $18,000 and $543,000 for the year ended December 31, 2016 and 2015, respectively, pertaining to stock option grants.

The weighted-average grant date fair value of options granted during the years ended December 31, 2016 and 2015 was $0.88 and $0.65, respectively. Total unrecognized compensation expense related to unvested stock options at December 31, 2016 amounts to $37,000 and is expected to be recognized over a weighted average period of 2.0 years.

The following table summarizes the Company’s stock option activity for non-vested options for the year ended December 31, 2016:

	Number of Options	Weighted Average Grant Date Fair Value
Balance at December 31, 2015	55,000	$0.86
Granted	10,000	0.88
Vested	(19,999)	(0.86)
Forfeited or Canceled	-	-
Balance at December 31, 2016	45,001	$0.86

Warrants

As of December 31, 2016 and 2015, there were 801,250 warrants and 802,520 warrants outstanding and exercisable, respectively, with a weighted average exercise price of $3.19 and $3.21 per share, respectively. The weighted average remaining contractual life of the warrants outstanding and exercisable at December 31, 2016 and 2015 was 2.8 and 3.6 years, respectively, and the aggregate intrinsic value was $0.

The Company did not grant any warrants to purchase shares of common stock during the years ended December 31, 2016 and 2015.

There was no expense pertaining to warrants recorded during the year ended December 31, 2016 and 2015.

Restricted Stock Awards

On April 1, 2015, the Company granted 5,200 RSUs to its Chief Financial Officer. The RSUs vested monthly over a three-month period through June 30, 2015, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $1.03 per share, based upon the closing market price on the grant date. In connection with the We Sell Cellular acquisition, the Company agreed to accelerate the delivery of the RSUs and the Company issued 5,200 shares of common stock. The aggregate grant date fair value of the award amounted to $5,000, which was recorded as compensation expense during the year ended December 31, 2015.

On July 1, 2015, the Company granted 5,384 RSUs to its Chief Financial Officer. The RSUs vested monthly over a three-month period through September 30, 2015, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $1.25 per share, based upon the closing market price on the grant date. In connection with the We Sell Cellular acquisition, the Company agreed to accelerate the delivery of the RSUs and the Company issued 5,384 shares of common stock.

F-38

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The aggregate grant date fair value of the award amounted to $7,000, which was recorded as compensation expense during the year ended December 31, 2015.

On October 1, 2015, the Company granted 8,235 RSUs to its Chief Financial Officer. The RSUs vested monthly over a three-month period through December 31, 2015, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $0.76 per share, based upon the closing market price on the grant date. In connection with the We Sell Cellular acquisition, the Company agreed to accelerate the delivery of the RSUs and the Company issued 8,235 shares of common stock. The aggregate grant date fair value of the award amounted to $6,000, which was recorded as compensation expense during the year ended December 31, 2015.

As a result of the We Sell Cellular acquisition, on October 26, 2015, the Company granted 150,000 shares of fully vested restricted common stock to each of its Executive Chairman and Chief Executive Officer for services previously provided. The fair value of the common stock on the date of grant was $0.77 per share, based upon the quoted closing trading price of the Company’s common stock on the grant date. The aggregate grant date fair value of the award amounted to $231,000, which was recorded as compensation expense during the year ended December 31, 2015.

As a result of the We Sell Cellular acquisition, on October 26, 2015, the Company granted 350,000 RSUs to its Chief Executive Officer. The RSUs vest annually over three years, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $0.77 per share, based upon the quoted closing trading price of the Company’s common stock on the grant date. The aggregate grant date fair value of the award amounts to $269,500, which is being recognized as compensation expense over the vesting period. The Company recorded $90,000 and $15,000 of compensation expense during the years ended December 31, 2016 and 2015, respectively, with respect to this award.

On December 10, 2015, the Company granted 125,000 RSUs to certain of employees. The RSUs vest quarterly over a three years, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $1.28 per share, based upon the quoted closing trading price of the Company’s common stock on the grant date. The aggregate grant date fair value of the award amounts to $160,000, which is being recognized as compensation expense over the vesting period. The Company recorded $53,000 and $4,000 of compensation expense during the years ended December 31, 2016 and 2015, respectively, with respect to this award.

On December 10, 2015, the Company granted 475,000 shares of restricted common stock to certain employees, of which 135,000 shares were fully vested on the date of grant. The remaining 340,000 shares of common stock vest quarterly over three years, subject to continued service on each applicable vesting date. The fair value of the common stock on the date of grant was $1.28 per share, based upon the quoted closing trading price of the Company’s common stock on the grant date. The aggregate grant date fair value of the award amounts to $608,000, which is being recognized as compensation expense over the vesting period. The Company recorded $145,000 and $185,000 of compensation expense during the years ended December 31, 2016 and 2015, respectively, with respect to this award.

On January 1, 2016, the Company granted 5,208 restricted stock units (“RSUs”) to its Chief Financial Officer. The RSUs vested monthly over a three-month period through March 31, 2016, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $1.23 per share, based upon the closing market price on the grant date. The aggregate grant date fair value of the award amounted to $6,000, which was recorded as compensation expense during the year ended December 31, 2016.

On January 6, 2016, the Company granted 250,000 RSUs to the directors of the Company’s Board of Directors. The RSUs vest in two equal annual increments, subject to continued service on each vesting date, with the first vesting date being one year from the grant date, and full vesting upon a change in control. The RSUs will be delivered three years from the date of grant. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $1.23 per share, based upon the closing market price on the grant date. The aggregate grant date fair value of the awards amounted to $308,000. The Company recorded $154,000 of compensation expense during the year ended December 31, 2016 related to this award.

On April 1, 2016, the Company granted 6,433 RSUs to its Chief Financial Officer. The RSUs vested monthly over a three-month period through June 30, 2016, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $1.15 per share, based upon the closing market price on the grant date. The aggregate grant date fair value of the award amounted to $7,000, which was recorded as compensation expense during the year ended December 31, 2016.

F-39

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

On April 18, 2016, the Company granted 7,000 fully vested shares of common stock to an advisor for services provided. The fair value of the common stock on the date of grant was $0.80 per share, based upon the closing market price on the grant date. The aggregate grant date fair value of the award amounted to $5,600, which was recorded as compensation expense during the year ended December 31, 2016.

During the quarter ended June 30, 2016, the Company granted an aggregate of 6,000 fully vested shares of common stock to its Chief Financial Officer. The fair value of the common stock on the dates of grant ranged from $0.90 to $1.00 per share, based upon the closing market price on the respective grant dates. The aggregate grant date fair value of the awards amounted to $6,000, which was recorded as compensation expense during the year ended December 31, 2016.

During the year ended December 31, 2016, the Company granted 18,000 fully vested shares of common stock to an advisor for services provided. The fair value of the common stock on the dates of grant ranged from $0.51 to $1.00 per share. The aggregate grant date fair value of the award amounted to $16,000, which was recorded as compensation expense during the year ended December 31, 2016.

On July 1, 2016, the Company granted 6,379 RSUs to its Chief Financial Officer. The RSUs vested monthly over a three-month period through September 30, 2016, subject to continued service on each applicable vesting date. The RSUs have no voting or dividend rights. The fair value of the common stock on the date of grant was $0.90 per share, based upon the closing market price on the grant date. The aggregate grant date fair value of the award amounted to $6,000, which was recorded as compensation expense during the year ended December 31, 2016.

A summary of the restricted stock award activity for the year ended December 31, 2016 is as follows:

Number of Shares
Unvested Outstanding at December 31, 2015	831,662
Granted	301,020
Forfeited	-
Vested	(339,349)
Unvested Outstanding at December 31, 2016	793,333

The Company recorded non-cash compensation expense of $507,000 and $2,411,000 for the years December 31, 2016 and 2015, respectively.

Total unrecognized compensation expense related to unvested stock awards and unvested restricted stock units at December 31, 2016 amounts to $699,000 and is expected to be recognized over a weighted average period of 1.6 years.

Note 13 - Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. The Company established a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The valuation allowance at December 31, 2016 was approximately $8,730,000. The net change in the valuation allowance during the year ended December 31, 2016 was an increase of approximately $404,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred tax asset to warrant the application of a full valuation allowance as of December 31, 2016 and 2015.

F-40

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The Company has a net operating loss carryforward totaling approximately $15,688,000 at December 31, 2016, expiring through 2036. Pursuant to Code Sec. 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards may be limited as a result of a cumulative change in stock ownership of more than 50% over a three year period. The Company underwent such a change and consequently, the utilization of a portion of the net operating loss carryforwards is subject to certain limitations. Temporary differences are approximately as follows:

	December 31,
	2016	2015
Accrued expenses	$238,000	$259,000
Inventory reserve	42,000	-
Allowance for doubtful accounts	1,000	6,000
Intangible Assets	(1,092,000)	(2,187,000)
Fixed Assets	(415,000)	(238,000)
Charitable Contributions	2,000	2,000
Stock Options	2,811,000	3,466,000
Net operating loss carryover	7,143,000	7,018,000
Deferred tax assets	8,730,000	8,326,000
Less: valuation allowance	(8,730,000)	(8,326,000)
Net deferred tax assets	$-	$-

The actual tax benefit differs from the expected tax benefit for the years ended December 31, 2016 and 2015 (computed by applying the U.S. Federal Corporate income tax rate of 34%) as follows:

	December 31,
	2016	2015
Expected tax benefit	$1,262,000	$1,709,000
State income taxes, net of federal benefit	66,000	353,000
Net operating loss adjustment due to Section 382 limitation	-	(5,346,000)
Permanent items	(416,000)	(650,000)
Change in tax rate	(200,000)	537,000
True-up	(308,000)	887,000
Change in valuation allowance	(404,000)	4,903,000
Actual tax benefit	$-	$2,393,000

Note 14 – Customer and Vendor Concentrations

Customer Concentration

During the year ended December 31, 2016 and 2015, there were no customers that represented at least 10% of revenues. During the year ended December 31, 2016 and 2015, 64% and 58% of the Company’s revenues, respectively, were originated in the United States, 22% and 24% of the Company’s revenues, respectively, were originated in Europe and 12% and 18% of the Company’s revenues were originated in Hong Kong.

At December 31, 2016, two customers represented at least 10% of accounts receivable, accounting for 22% and 15% of the Company’s accounts receivable. At December 31, 2015, there were no customers that represented at least 10% of accounts receivable.

Vendor Concentration

During the year ended December 31, 2016 and 2015, one vendor represented at least 10% of purchases, accounting for 72% and 94% of the Company’s purchases, respectively.

At December 31, 2016, one vendor represented at least 10% of accounts payable, accounting for 52% of accounts payable. At December 31, 2015, one vendor represented at least 10% of accounts payable, accounting for 40%, of the Company’s accounts payable.

F-41

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 15 - Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of the Company’s assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2016 and 2015, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,
Description	Level	2016	2015
Liabilities:
Placement Right Derivative Liability	3	$-	$1,130,000

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, who reports to the Chief Executive Officer, determines its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer and is approved by the Chief Executive Officer.

The Company has determined the estimated fair value amounts using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company has based these fair value estimates on pertinent information available as of the respective balance sheet dates and has determined that, as of such dates, the carrying value of all financial instruments approximates fair value.

Level 3 Valuation Techniques:

Level 3 financial liabilities consist of placement right liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company uses the Black-Scholes option pricing model to value Level 3 financial liabilities at inception and on subsequent valuation dates. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, and risk free rates, as well as volatility.

A significant increase in the volatility or a significant increase in the Company’s stock price, in isolation, would result in a significantly higher fair value measurement. Changes in the values of the derivative liabilities are recorded in “change in fair value of placement right derivative liability” in the Company’s condensed consolidated statements of operations.

As of December 31, 2016 and 2015, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

F-42

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The placement right liability was valued using the Black-Scholes option pricing model and the following assumptions on the following dates:

	July 1, 2016	December 31, 2015
Exercise price	$1.20	$1.20
Stock price	$0.90	$1.11
Expected life	0 years	0.18-0.93 years
Risk-free interest rate	0.26%	0.02%-0.25%
Dividend yield	0.00%	0.00%
Volatility	1%	59%

The following table reflects the change in fair value of the Company’s derivative liability for the year ended December 31, 2016:

Balance – January 1, 2015	$1,130,000
Change in fair value of placement right liability	370,000
Elimination of placement right liability	(1,500,000)
Balance – December 31, 2016	$-

As discussed in Note 3, on July 27, 2016, the Company entered into an agreement with the Tepfers pursuant to which, effective July 1, 2016, the Tepfers agreed to waive the Placement Rights granted to them under the SPA. Accordingly, the Company recorded an expense of $370,000 during the year ended December 31, 2016, representing the change in the fair value of the derivative liability pertaining to the Placement Rights through July 1, 2016 and, as the derivative liability was eliminated on July 1, 2016, recorded $1,500,000 as additional paid in capital.

Note 16 – Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued for potential recognition or disclosure. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Special Purpose Entity

On the January 13, 2017 (the “Closing Date”), the Company and the Manager formed a special purpose entity as a Delaware limited liability company (the “SPE”), for the purpose of purchasing, refurbishing, repairing and reselling cell phones, smart phones, tablets and related accessories. The Manager is the sole manager of the SPE. The Manager invested $5,200,000 in equity in exchange for a membership interest. Of this sum, $5,000,000 will be used by the SPE for the purchase of approved inventory.

As further detailed in the Services Agreement entered into between the Company and the SPE on the Closing Date, the Company will provide all administrative and inventory management services necessary to the SPE’s daily operations. uSell and its personnel will not be compensated for providing services to the SPE, and uSell will generally be responsible for the costs of providing services to the SPE. However, the SPE will be responsible for costs directly related to acquiring and refurbishing the SPE’s inventory, shipping, certain tax accounting fees approved by the Manager, and other costs. The Services Agreement allows uSell to purchase inventory for its account and not for the SPE’s account until uSell has no available capital to purchase inventory. In exchange for its future services, uSell received its membership interest in the SPE. Profits from the SPE will be distributed to the Manager and to uSell based on certain return thresholds.

Note Purchase Agreement and Secured Term Note

On the Closing Date, the Company entered into an NPA with the Lender (in Lender’s capacity as a purchaser and as the agent (the “Agent”) for all purchasers from time to time party to the NPA), pursuant to which the Company issued the Lender a secured term note in the principal amount of $8,660,000 at an original issue discount of 1%, for gross proceeds of $8,572,400 (the “2017 Note”). The 2017 Note matures three years from issuance and bears interest at an annual rate of 13.25%, which interest is due and payable monthly in arrears. In addition, the Company paid the Lender a fee equal to 2% of the aggregate original principal amount of the 2017 Note and will pay the Lender a monthly maintenance fee based on an annual rate of 0.75% of the aggregate original principal amount of the 2017 Note. The 2017 Note is prepayable after 18 months with a 3% prepayment penalty. The 2017 Note contains customary financial covenants. In connection with the issuance of the 2017 Note, the Company granted the Lender a right of first refusal to participate in future financings (with certain exceptions) for as long as the principal balance of the 2017 Note remains outstanding.

F-43

uSell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The Company applied the proceeds received upon the issuance of the 2017 Note to repay all amounts outstanding under the BAM NPA.

Security Agreements, Subsidiary Guaranty and Pledge Agreement

In connection with the execution of the NPA and issuance of the 2017 Note, the Company entered into a Security Agreement for the benefit of the Lender and Agent. Pursuant to the Security Agreement, the Company granted the Agent (for the benefit of the Lender) a lien on all of the Company’s respective assets, including, but not limited to, equipment, inventory, accounts, and intellectual property. The wholly-owned subsidiaries which are parties to the Security Agreement also jointly and severally guaranteed payment and performance of all obligations under the 2017 Note and related debt transaction documents. The Company also entered into a Trademark Security Agreement with the Lender incorporating the terms of the Security Agreement with respect to the Company’s trademark-related collateral.

As additional collateral to guarantee the 2017 Note and related obligations, the Company also entered into a Pledge Agreement for the benefit of the Agent pursuant to which the Company pledged the equity interests of certain of its wholly-owned subsidiaries and the Company pledged its equity interest in the SPE.

In connection with the above, the Management Agreement effective as of October 1, 2015 by and among the Company, Nik Raman, Brian Tepfer, Scott Tepfer, and Daniel Brauser, uSell’s Executive Chairman, was amended to clarify that nothing in the Management Agreement precludes the Agent’s ability to exercise its remedies as a secured creditor party under the 2017 Note and related agreements.

F-44

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.   All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$519.96
Printing expenses	$1,500.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$20,000.00
Blue sky fees	$1,000.00
Miscellaneous expenses	$1,980.04
Total	$35,000.00

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	For any breach of the director's duty of loyalty to us or our shareholders;

●	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	Under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

●	For any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our shareholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. We have provided for this indemnification in our Certificate of Incorporation because we believe that it is important to attract qualified directors and officers. We have also entered into Indemnification Agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling uSell pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On November 17, 2017, the Company accelerated the delivery of the vested restricted stock units held by the Company’s Chief Executive Officer and issued him 250,000 shares of common stock.

In November 2017, as disclosed above, the Company raised $3,940,000 from the sale of 7,880,000 shares of common stock at $0.50 per share in a private placement offering to 14 accredited investors, including the Company’s Chief Executive Officer and one of the Company’s largest shareholders.   In connection with the offering, the Company agreed to register the shares of common stock. The Company intends to use the proceeds for general working capital and the funding of a $310,000 reserve account.

All of the securities disclosed under this Item 15 were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

The Exhibits provided for under the Exhibit Index are incorporated herein.

II-1

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on December 19, 2017.

USELL.COM, INC.

By:	/s/ Nikhil Raman
Nikhil Raman
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nikhil Raman	Principal Executive Officer and Director	December 19, 2017
Nikhil Raman

/s/ Jennifer Calabrese	Chief Financial Officer	December 19, 2017
Jennifer Calabrese	(Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)

/s/ Daniel Brauser	Director and Executive Chairman	December 19, 2017
Daniel Brauser

/s/ Peter Benz	Director	December 19, 2017
Peter Benz

/s/ Grant Fitzwilliam	Director	December 19, 2017
Grant Fitzwilliam

/s/ Amitabh Jhawar	Director	December 19, 2017
Amitabh Jhawar

/s/ Brian Tepfer	Director	December 19, 2017
Brian Tepfer

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EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith

3.1	Certificate of Incorporation, as amended	10-K	3/31/15	3.1
3.2	Bylaws, as amended	10-K	3/30/17	3.2
5.1	Opinion Regarding Legality				Filed
10.1	Shareholders Agreement – Brauser, Feirstein, Oretsky and Koyuncu	10-Q	8/19/09	10.3
10.2	Form of Restricted Stock Unit Agreement	10-K	3/31/15	10.5
10.3	2008 Equity Incentive Plan, as amended*	10-k	3/30/17	10.3
10.4	Sunder Raman Consulting Agreement	10-K	3/31/15	10.12
10.5	Stock Purchase Agreement – We Sell Cellular^^	8-K	10/27/15	10.1
10.6	Registration Rights Agreement – Brian and Scott Tepfer	8-K	10/27/15	10.2
10.7	Shareholders Agreement – Raman, Brauser and Tepfers	8-K	10/27/15	10.3
10.8	Management Agreement – Raman, Brauser and Tepfers	8-K	10/27/15	10.4
10.9	Amendment No. 1 to Management Agreement - Raman, Brauser and Tepfers	8-K	1/19/17	10.11
10.10	Brian Tepfer Employment Agreement*	8-K	10/27/15	10.5
10.11	Scott Tepfer Employment Agreement*	8-K	10/27/15	10.6
10.12	Form of Amendment No. 1 to Tepfers Employment Agreements*	10-Q	11/10/16	10.1
10.12(a)	Form of Amendment No. 2 to the Tepfers Employment Agreements*	8-K	11/22/17	10.3
10.13	Form of Non-Compete and Confidentiality Agreement - Tepfers	8-K	1/19/17	10.3
10.14	Form of Non-Compete and Confidentiality Agreement - Raman	8-K	1/19/17	10.4
10.15	Note Purchase Agreement - BAM Administrative Services, LLC^^	8-K	10/27/15	10.7
10.16	Form of Secured Term Note dated October 23, 2015	8-K	10/27/15	10.8
10.17	Security Agreement - BAM Administrative Services, LLC^^	8-K	10/27/15	10.9
10.18	Subsidiary Guaranty - BAM Administrative Services, LLC	8-K	10/27/15	10.10
10.19	Pledge Agreement – BAM Administrative Services, LLC	8-K	10/27/15	10.11
10.20	Collateral Assignment Agreement – BAM Administrative Services, LLC	8-K	10/27/15	10.12
10.21	Form of Amendment No. 1 to Note Purchase Agreement - BAM Administrative Services, LLC	8-K	4/1/16	10.1
10.22	Form of Amended and Restated Secured Term Note, originally issued October 23, 2015	8-K	4/1/16	10.2
10.23	Form of Amended and Restated Secured Term Note, originally issued December 1, 2015	8-K	4/1/16	10.3
10.24	Form of Secured Term Note issued March 30, 2016	8-K	4/1/16	10.4
10.25	Form of Services Agreement dated January 13, 2017	8-K	1/19/17	10.1
10.26	Form of Contribution Agreement dated January 13, 2017	8-K	1/19/17	10.2
10.27	Form of Note Purchase Agreement dated January 13, 2017 ^^	8-K	1/19/17	10.5
10.28	Form of Secured Term Note issued January 13, 2017	8-K	1/19/17	10.6
10.29	Form of Security Agreement dated January 13, 2017 ^^	8-K	1/19/17	10.7
10.30	Form of Subsidiary Guaranty dated January 13, 2017 ^^	8-K	1/19/17	10.8
10.31	Form of Trademark Security Agreement dated January 13, 2017 ^^	8-K	1/19/17	10.9
10.32	Form of Pledge Agreement dated January 13, 2017 ^^	8-K	1/19/17	10.10
10.33	Amendment No. 1 to Note Purchase Agreement dated June 29, 2017	10-Q	8/10/17	10.13
10.34	Amendment No. 2 to the Note Purchase Agreement dated January 13, 2017	8-K	11/17/17	10.1
10.35	Form of Securities Purchase Agreement – November 2017 Offering^^	8-K	11/22/17	10.1
10.36	Form of Registration Rights Agreement – November 2017 Offering	8-K	11/22/17	10.2
21.1	Subsidiaries	10-K	3/30/17	21.1
23.1	Consent of Independent Registered Public Accounting Firm				Filed
23.2	Consent of Nason, Yeager, Gerson, White & Lioce, P.A.***				Filed
101.INS	XBRL Instance Document				Filed
101.SCH	XBRL Taxonomy Extension Schema Document				Filed
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				Filed
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				Filed
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				Filed
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				Filed

* Management contract or compensatory plan or arrangement.

** This exhibit is being furnished rather than filed and shall not be deemed incorporated by reference into any filing, in accordance with Item 601 of Regulation S-K.

*** Contained in Exhibit 5.1.

^^  Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

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